UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material under §240.14a-12

Coherus BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

⌧	No fee required.

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COHERUS BIOSCIENCES, INC.

333 Twin Dolphin Drive, Suite 600

Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2024

To the Stockholders of Coherus BioSciences, Inc.:

The 2024 Annual Meeting of Stockholders, or the 2024 Annual Meeting, of Coherus BioSciences, Inc., a Delaware corporation, or the Company, will be held virtually on May 29, 2024 at 1:30 p.m. PDT. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/CHRS2024 by using the 16-digit control number that appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.

The 2024 Annual Meeting will be held for the following purposes:

1.	To elect three Class I directors to hold office until the 2027 Annual Meeting of Stockholders or until their successors are elected;
2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;
3.	To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers, or a “Say-on-Pay” vote;
4.	To approve the amendment and restatement of the Company’s 2014 Equity Incentive Award Plan, or the 2014 Plan; and
5.	To transact such other business as may properly come before the 2024 Annual Meeting or any continuation, adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned the Company’s common stock at the close of business on April 9, 2024, or the Record Date, may vote at the 2024 Annual Meeting or any continuations, adjournments or postponements that take place. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten (10) days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to IR@coherus.com, stating the purpose of the request and providing proof of ownership of Company stock.

We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2023 Annual Report to Stockholders. The proxy statement and annual report to stockholders are available at http://investors.coherus.com. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the virtual 2024 Annual Meeting via the Internet. Whether or not you plan to attend the 2024 Annual Meeting, please vote as soon as possible. You may vote over the Internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the virtual 2024 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card.

Our Board of Directors recommends that you vote “FOR” the election of its director nominees, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; “FOR” a non-binding, advisory resolution to approve the compensation of our named executive officers; and “FOR” the approval of the amendment and restatement of the 2014 Plan.

By Order of the Board of Directors:
/s/ Bryan McMichael
Bryan McMichael Interim Chief Financial Officer

Redwood City, California

April 15, 2024

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements that are not statements of historical facts contained in this proxy statement may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “aim,” “anticipate,” “assume,” “attempt,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “seek,” “should,” “strive,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about our expected overhang rate at the end of 2024.

We have based these forward-looking statements on our current expectations about future events. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those identified in Part I, Item 1A of our Annual Report on Form 10 K for the fiscal year ended December 31, 2023 filed on March 15, 2024 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this proxy statement are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this proxy statement, whether as a result of new information, future events, changes in assumptions or otherwise.

COHERUS BIOSCIENCES, INC.

333 Twin Dolphin Drive, Suite 600

Redwood City, California 94065

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2024

This proxy statement and our 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at our website at www.coherus.com and at www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because the Board of Directors of Coherus BioSciences, Inc., or the Company, is soliciting your proxy to vote at the 2024 Annual Meeting, or any adjournments or postponements that take place. The 2024 Annual Meeting will be held virtually on May 29, 2024 at 1:30 p.m. PDT, at www.virtualshareholdermeeting.com/CHRS2024. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. As a stockholder, you are invited to attend the 2024 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2024 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

●	This proxy statement, which includes information regarding the proposals to be voted on at the 2024 Annual Meeting, the voting process, corporate governance, the compensation of our directors and named executive officers, and other required information;
●	Our 2023 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
●	The proxy card or a voting instruction card for the 2024 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 18, 2024.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2024 Annual Meeting?

Only stockholders of record at the close of business on April 9, 2024 will be entitled to vote at the 2024 Annual Meeting. On the Record Date, there were 113,498,415 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 9, 2024, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual 2024 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2024 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 9, 2024, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2024 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2024 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual 2024 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are four proposals scheduled for a vote at the 2024 Annual Meeting:

●	Proposal No. 1 – To elect three Class I directors to hold office until the 2027 Annual Meeting of Stockholders or until their successors are elected;
●	Proposal No. 2 – To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;
●	Proposal No. 3 – To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers (a “Say-on-Pay” vote); and
●	Proposal No. 4 – To approve the amendment and restatement of the Company’s 2014 Plan.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to our Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, Proposal No. 3 and Proposal No. 4, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual 2024 Annual Meeting or vote by proxy by telephone or Internet or by mail. Whether or not you plan to attend the 2024 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2024 Annual Meeting and vote by following the instructions described below even if you have already voted by proxy.

●	To vote by attending the virtual 2024 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/CHRS2024 during the 2024 Annual Meeting. You will need the 16-digit control number which appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials. For additional details on the virtual meeting, please see page 5 of this proxy statement.
●	To vote by proxy by telephone or Internet. If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
●	To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote at the virtual 2024 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by telephone, by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a vote at the 2024 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of April 9, 2024.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1); “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (Proposal No. 2); “FOR” the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers (Proposal No. 3); and “FOR” the approval of the amendment and restatement of the 2014 Plan (Proposal No. 4). If any other matter is properly presented at the 2024 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2024 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy with a later date.
●	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065.
●	You may attend the virtual 2024 Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the 2024 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

How do I attend the virtual 2024 Annual Meeting?

The live audio webcast of the 2024 Annual Meeting will begin promptly at 1:30 p.m. PDT. Online access to the audio webcast will open approximately 15 minutes prior to the start of the 2024 Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the 2024 Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/CHRS2024 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual 2024 Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the 2024 Annual Meeting on www.virtualshareholdermeeting.com/CHRS2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our 2024 Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the 2024 Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the 2024 Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on our website at http://investors.coherus.com. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder.

Is technical assistance provided before and during the virtual 2024 Annual Meeting?

Beginning fifteen minutes prior to the start of and during the virtual 2024 Annual Meeting, we will have our support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical assistance phone numbers that will be made available on the virtual meeting registration page fifteen minutes prior to the start time of the virtual meeting. These numbers will not be able to help with procuring your 16-digit control number to gain access to the meeting. Control numbers can be found in your proxy materials or requested through your bank or broker.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the 2024 Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the 2024 Annual Meeting. On the Record Date, there were 113,498,415 shares outstanding and entitled to vote. Accordingly, the holders of 56,749,208 shares must be present at the 2024 Annual Meeting or represented by proxy to have a quorum. Your shares will be counted toward the quorum at the 2024 Annual Meeting only if you vote at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy may adjourn the 2024 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2024 Annual Meeting. The Inspector of Elections will separately count:

●	“FOR,” “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors);
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes, if any, for Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2024);
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 3 (the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers); and
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 4 (the amendment and restatement of the 2014 Plan).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors, Proposal No. 3 to vote on the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers and Proposal No. 4 to amend and restate the 2014 Plan are “non-routine” matters, but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024 is a “routine” matter. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 3 and Proposal No. 4. Broker non-votes will not be counted toward the vote total for any proposal at the 2024 Annual Meeting.

How many votes are needed to approve each proposal?

●	Proposal No. 1 – To elect three Class I directors to hold office until the 2027 annual meeting of the Company’s stockholders or until their successors are elected. The three nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.
●	Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected to exist in connection with this proposal.
●	Proposal No. 3 – A non-binding, advisory resolution approving the compensation of the Company’s named executive officers. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non‑votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.
●	Proposal No. 4 – To approve the amendment and restatement of the 2014 Plan, “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non‑votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.

How can I find out the results of the voting at the 2024 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2024 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2025 annual meeting of the Company’s stockholders, your proposal must be submitted in writing by December 16, 2024, to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. However, if the meeting is not held between April 29, 2025 and June 30, 2025 then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2025 annual meeting of the Company’s stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between January 29, 2025 and February 28, 2025. However, if the date of the 2024 annual meeting of the Company’s stockholders is more than 30 days before or more than 60 days after May 29, 2024, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 30, 2025, however, if the date of next year’s annual meeting has changed by more than 30 days from May 29, 2025, then notice must be provided by the later of 60 days before the date of next year’s annual meeting or the 10th day after the day on which the Company publicly announces the date of next year’s annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the Board of Directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board of Directors currently consists of ten directors divided into the three following classes:

●	the Class I directors are Lee N. Newcomer, MD, Charles W. Newton and Kimberly J. Tzoumakas and their terms are expiring at the 2024 Annual Meeting;
●	the Class II directors are Jill O’Donnell-Tormey, Ph.D., Ali J. Satvat and Mark D. Stolper, and their terms will expire at the 2025 annual meeting of the Company’s stockholders; and
●	the Class III directors are Georgia Erbez, Dennis M. Lanfear, Michael Ryan and Mats L. Wahlström, and their terms will expire at the 2026 annual meeting of the Company’s stockholders.

Our current Class I directors, Lee N. Newcomer, MD, Charles W. Newton and Kimberly J. Tzoumakas, have been nominated to serve as Class I directors and have agreed to stand for election. If the nominees for Class I are elected at the 2024 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2027 annual meeting of the Company’s stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class I above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2024 Annual Meeting. Our Board of Directors and management encourage each nominee for director and each continuing director to attend the 2024 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS I NOMINEES FOR DIRECTOR.

CLASS I DIRECTORS – To be elected for a three-year term expiring at the 2027 annual meeting of the Company’s stockholders

Lee N. Newcomer, MD, age 71, has served as a member of our Board of Directors since February 2022. Dr. Newcomer is a medical oncologist with a career spanning clinical medicine, health care administration and payer management. The majority of his career was with UnitedHealth Group. He was their Chief Medical Officer from 1991 to 2001. He returned in 2006 to lead an initiative combining clinical, financial and program management experts to focus on cancer care and departed UnitedHealth Group in March 2018. This team was the first to complete an episode payment program for cancer treatment and it created the first commercial cancer database combining clinical and claims data. From April 2018 to the present Dr. Newcomer has been working as a principal at Lee N. Newcomer Consulting. Prior to his work at UnitedHealth Group Dr. Newcomer practiced medical oncology for nine years in Minneapolis and Tulsa, Oklahoma. He is a former Chairman of Park Nicollet Health Services (HealthPartners), an integrated system of physicians and hospitals based in Minnesota with national recognition for its leadership in quality, safety, and cost effectiveness. He is a director at Myriad Genetics, Inc. and Cellworks Group Inc. Dr. Newcomer earned his MD degree from the University of Nebraska College of Medicine. His clinical training included an internal medicine residency at the University of Nebraska Medical Center and a medical oncology fellowship at the Yale University School of Medicine. He completed a Master of Health Administration from the University of Wisconsin at Madison in 1990. Dr. Newcomer was selected to serve on our Board of Directors because of his extensive experience and background in the health care sector.

Charles W. Newton, age 53, has served as a member of our Board of Directors since May 2022. Mr. Newton has served as Lyell Immunopharma, Inc.’s Chief Financial Officer since February 2021. From November 2015 to February 2021, he served as Managing Director & Co-Head of Healthcare Investment Banking in the Americas at Bank of America. From September 2010 to November 2015, Mr. Newton served as Managing Director at Credit Suisse, where his last position was Co-Head of Healthcare Investment Banking in the Americas. From June 1996 to September 2010, he served in the investment banking division at Morgan Stanley where his last position was Managing Director and Head of Western Region Healthcare Investment Banking. Mr. Newton received an M.B.A. from The Tuck School at Dartmouth College and a B.S. in Finance from Miami University. We believe that Mr. Newton is qualified to serve on our Board of Directors due to his management and financial expertise in the health care sector.

Kimberly J. Tzoumakas, age 56, has served as a member of our Board of Directors since July 2020. Since February 2021, Ms. Tzoumakas has served as the Chief Executive Officer of RAYUS Radiology, a national leading provider of imaging services. Prior to that, Ms. Tzoumakas served as Chief Executive Officer of 21st Century Oncology, a global provider of integrated cancer care services from January 2018 until August 2020 after a successful sale of the company. From November 2001 to April 2018, Ms. Tzoumakas practiced health care law with Hall Render Killian Heath & Lyman, providing strategic, transactional and governance advice to health care clients throughout the country. While at Hall Render, she was also a long-term managing partner of the firm’s Michigan office and a board member of the firm. She has also served on the board of directors of SeaSpine Holdings Corporation, a publicly held medical technology company, from February 2019 through March 2021 as well as other private for-profit healthcare boards. Ms. Tzoumakas received a B.A. in business administration from Northwood University and a J.D. from the Thomas M. Cooley Law School. We believe that Ms. Tzoumakas is qualified to serve on our Board of Directors due to her significant experience and background in the health care sector.

CLASS II DIRECTORS – To continue in office until the 2025 annual meeting of the Company’s stockholders

Jill O’Donnell-Tormey, Ph.D., age 68, has served as a member of our Board of Directors since May 2022. Dr. O’Donnell-Tormey has served as the Chief Executive Officer and the Director of Scientific Affairs of the Cancer Research Institute, or CRI, a nonprofit organization dedicated to advancing immunotherapy, since 1993. Under her leadership, the CRI has seen its annual budget increase from $5 million to over $40 million. Dr. O’Donnell-Tormey joined CRI in 1987 and served as its Director of Scientific Affairs until 1993. Dr. O’Donnell-Tormey was a member of the board of directors of HemaCare Corporation, a blood banking company, from 2018 to 2020. She received a B.S. in Chemistry, summa cum laude, from Fairleigh Dickinson University and a Ph.D. in Cell Biology from the State University of New York Health Science Center. We believe that Dr. O’Donnell Tormey is qualified to serve on our Board of Directors due to her background and various leadership roles in the life sciences field.

Ali J. Satvat, age 46, has served as a member of our Board of Directors since May 2014. Mr. Satvat joined KKR in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR’s Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of numerous privately held and public companies, including BridgeBio Pharma, Inc. since March 2016, PRA Health Sciences, Inc. from September 2013 through April 2018, Eidos Therapeutics, Inc. from June 2018 through January 2021, and Impel Pharmaceuticals, Inc. from December 2018 through April 2024. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he invested in health care from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group, and The Blackstone Group. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private

Equity Association. We believe that Mr. Satvat is qualified to serve on our Board of Directors based on his extensive investment and board experience in the health care industry.

Mark D. Stolper, age 52, has been a member of our Board of Directors since January 2021. Mr. Stolper has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a public medical diagnostic imaging centers company, since July 2004, and previously served as a member of the board of directors of RadNet, Inc. from March 2004 to July 2004. He has had diverse experiences in investment banking, private equity, venture capital investing and operations including: in 1999, Mr. Stolper co-founded Broadstream Capital Partners; from 1997 to 1999, Mr. Stolper worked in business development for Eastman Kodak; from 1995 to 1997, Mr. Stolper was a member of Archon Capital Partners; and from 1993 to 1995, Mr. Stolper was a member of the corporate finance group at Dillon, Read & Co., Inc. Mr. Stolper has served on the board of directors of Rotech Healthcare Inc., a private medical equipment company, since February 2016. Previously, Mr. Stolper served as a member of the board of directors of the following companies: Surgalign Holdings, Inc. from March 2017 to October 2023; 21st Century Oncology Holdings, Inc. from January 2018 to May 2020; Surgical Solutions LLC from 2015 to February 2017; On Track Innovations, Ltd. from 2012 until 2016; Physiotherapy Associates from 2013 to 2016; Alco Stores, Inc. from 2014 to 2015; and Compumed, Inc. from 2008 to 2014. Mr. Stolper graduated with a B.A. in Economics from the University of Pennsylvania and a B.S.E. in finance from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles. We believe Mr. Stolper is qualified to serve as a director due to his management and financial expertise and his experience serving on boards of directors of both public and private healthcare companies.

CLASS III NOMINEES FOR DIRECTOR – To continue in office until the 2026 annual meeting of the Company’s stockholders

Georgia Erbez, age 57, has served on our Board of Directors since February 2024. Ms. Erbez has served as Managing Director of Axiom Financial Partners, a financial consulting firm, since November 2014. Ms. Erbez also previously served as the Chief Operating Officer of Walking Fish Therapeutics, Inc., a biotechnology company, from September 2022 to October 2023, and as Chief Financial Officer of Harpoon Therapeutics, Inc., an immuno-oncology company, from October 2018 to September 2022. Ms. Erbez previously served on the board of directors of AltiBio, Inc., a private biotechnology company, from September 2018 to March 2023, Sierra Oncology, Inc., a public biopharmaceutical company until its acquisition by GSK plc, from June 2021 to July 2022, and Artelo Biosciences, Inc., a public clinical stage biopharmaceutical company, from September 2017 to December 2019. Ms. Erbez earned her B.A. at the University of California, Davis. We believe Ms. Erbez is qualified to serve as a director because of her significant experience and background in the finance and biotechnology sector.

Dennis M. Lanfear, age 68, is our co-founder and has served as our President and Chief Executive Officer and Chairman of our Board of Directors since our inception in September 2010. Mr. Lanfear previously was President of InteKrin Therapeutics Inc., a biopharmaceutical company, from 2005 to May 2010. Prior to that, Mr. Lanfear served in various senior leadership roles at Amgen Inc., a biopharmaceutical company from 1986 to 1999. While at Amgen, Mr. Lanfear had key leadership positions in the Process Development department, which under his management became an area of key strategic advantage for Amgen. From 1997 to 1999 Mr. Lanfear was Vice President, Market Development, focusing on long-term strategy for Epogen®, a multi-billion dollar drug. Mr. Lanfear also held senior leadership roles in several product development programs including those for growth factors, somatotrophins and neurotrophins and directed efforts from preclinical studies to Phase 3 clinical trials at Amgen. Mr. Lanfear holds B.S. degrees in Chemical Engineering and Biochemistry from Michigan State University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe Mr. Lanfear is qualified to serve on our Board of Directors because of his background and various leadership roles in the biopharmaceutical field.

Michael Ryan, age 69, has served on our Board of Directors since July 2023. Dr. Ryan is currently the Founder and Chief Executive Officer of Koios Enterprises & Consulting, an executive consulting firm specializing in patient access with a focus on evidence generation, value, pricing and policy solutions that enable patient access. Dr. Ryan has four decades of experience working in academia and the biopharmaceutical industry bringing therapeutics to patients, and previously served as Senior Vice President, U.S. and Worldwide Value, Access, Pricing and Health Economics and Outcomes Research at Bristol-Myers Squibb Company (“BMS”), a multinational pharmaceutical company from

December 2015 to March 2023. From 2015 to 2017, he served as Senior Vice President, U.S. Value, Access, Policy and Health Economics and Outcomes Research at BMS. Prior to BMS, from December 1999 to December 2015, he served as Vice President and General Manager, U.S. Reimbursement, Value, and Access at Amgen Inc. (“Amgen”), a multinational pharmaceutical company. Prior to Amgen, he served as Vice President, Department of Pharmacy at the University of Pittsburgh Medical Center, Chairman, Department of Pharmacy and Therapeutics at the University of Pittsburgh School of Pharmacy and Associate Director and Clinical Associate Professor at the University of Michigan Hospitals’ Department of Pharmacy Services and College of Pharmacy. Dr. Ryan earned his B.A. at the University of California, Los Angeles and his Pharm.D. from the University of California at San Francisco. He completed his residency program in Hospital and Clinical Pharmacy at the University of Michigan. We believe Mr. Ryan is qualified to serve on our Board of Directors because of his background and various leadership roles in the pharmaceutical field.

Mats L. Wahlström, age 69, has served as a member of our Board of Directors since January 2012. He currently serves as the Co-Chairman of HW Investment Partners, LLC, Chairman of Triomed AB since October 2016, Chairman of TriSalus Lifesciences Inc. since January 2017 and Chairman of Caduceus Medical Holdings, Inc. since August 2010. Mr. Wahlström served as a senior leader and Executive Chairman of KMG Capital Partners, LLC from April 2012 to May 2023. He has served on the boards of directors of Alteco Medical AB since October 2012 and Circuit Clinical Solutions, Inc. since July 2016. He served as a director of Health Grades, Inc., a Nasdaq-listed healthcare ratings company, from March 2009 through its sale to a private equity firm in October 2010, as a director of Getinge AB, a Swedish Stock Exchange-listed medical device company, from March 2012 to March 2017, and as a director of Zynex Inc., an over-the-counter medical device manufacturer, from October 2010 through January 2014. From January 2004 to December 2009, Mr. Wahlström served as co-CEO of Fresenius Medical Care North America and a member of the management board at Fresenius Medical Care AG & Co. KGAA. From November 2002 to December 2009, he served as President and CEO of Fresenius Medical Services, which operated more than 1,700 dialysis clinics in the U.S. Prior to joining Fresenius Medical Care in 2002, he held various positions at Gambro AB in Sweden, including President of Gambro North America and Chief Executive Officer of Gambro Healthcare Inc. as well as Chief Financial Officer of the Gambro Group. Mr. Wahlström has a B.S. degree in Economics and Business Administration from University of Lund, Sweden. We believe Mr. Wahlström is qualified to serve on our Board of Directors because of his extensive management and director experience in the life sciences and healthcare sectors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and is seeking ratification of such selection by our stockholders at the 2024 Annual Meeting. EY has audited our financial statements for the fiscal years ended December 31, 2023 and 2022. Representatives of EY are expected to be present at the 2024 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2024 Annual Meeting will be required to ratify the selection of EY. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

The following information sets out the fees for professional services rendered by EY, during the fiscal years 2023 and 2022:

	Year Ended December 31,
	2023	2022

Audit Fees(1)	$3,471,389	$3,069,232
Audit-Related Fees(2)	—	—
Tax Fees(3)	75,958	33,701
All Other Fees(4)	—	—
Total All Fees	$3,547,347	$3,102,933
(1)	This category consists of fees for professional services for the audit of the Company’s 2023 and 2022 annual financial statements, the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 with respect to each of those years, the review of quarterly financial statements, issuance of comfort letters and consents, and for services that are normally provided by the independent registered public accounting firm in connection with other statutory and regulatory filings or engagements.
(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any such fees in this category in 2023 or 2022.
(3)	This category consists of fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)	This category consists of fees for any other products and professional services provided by EY.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at https://investors.coherus.com. The Audit Committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.coherus.com.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2023. The Audit Committee has discussed with EY, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2023.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee

Mark D. Stolper

Mats L. Wahlström

Ali J. Satvat

Georgia Erbez

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank, enables our stockholders to vote to approve, on a non-binding basis, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This vote is commonly known as a “say-on-pay” vote. Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement and the compensation tables and accompanying narrative disclosure that follow.

Our Compensation Committee and Board of Directors believe that the information provided in the “Compensation Discussion and Analysis” section of this proxy statement, compensation tables and accompanying narrative disclosure demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

RESOLVED, that stockholders of Coherus BioSciences, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosure of this proxy statement.

While the vote on this resolution is advisory and not binding on us, our Compensation Committee and Board of Directors value thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our Board of Directors has adopted a policy of providing for annual advisory votes from stockholders on named executive compensation. Unless our Board of Directors modifies its policy on the frequency of future say-on-pay advisory votes, the next “say-on-pay” advisory vote will be held at the 2025 annual meeting of the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2014 EQUITY INCENTIVE AWARD PLAN

Introduction

Our stockholders are being asked to approve the amendment and restatement of our 2014 Equity Incentive Award Plan, or the 2014 Plan. The proposed amended and restated 2014 Plan is referred to herein as the “Restated Plan.” Our Board of Directors approved the Restated Plan on April 11, 2024, subject to stockholder approval. The Restated Plan will become effective as of the date our stockholders approve the Restated Plan.

Overview of Proposed Amendments

Increase in Share Reserve and Elimination of Evergreen. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of April 9, 2024, a total of 25,287,510 shares of our common stock were reserved under the 2014 Plan, the aggregate number of shares of common stock subject to awards under the 2014 Plan was 22,022,365 and a total of 3,265,145 shares of common stock remained available under the 2014 Plan for future issuance. As of April 9, 2024, after adjusting for (1) an aggregate 1,216,604 fully-vested RSUs granted and released on April 12, 2024 to certain of our current and former employees and (2) performance stock options to purchase an aggregate 1,982,500 shares of common stock granted on April 11, 2024 that vest upon the achievement of Company performance milestones, a total of 24,070,906 shares of our common stock were reserved under the 2014 Plan, the aggregate number of shares of common stock subject to awards under the 2014 Plan was 24,004,865 and a total of 66,041 shares of common stock remained available under the 2014 Plan for future issuance. The 2014 Plan contained an “evergreen provision” that allowed for an annual increase in the number of shares available for issuance under the 2014 Plan on January 1 of each year during the ten year term of the 2014 Plan, beginning on January 1, 2015, equal to the lesser of 4% of our outstanding common stock on the last day of the immediately preceding fiscal year or a smaller amount determined by our Board of Directors. The automatic increases pursuant to the evergreen provision of the 2014 Plan have been made since 2015, and these increases are included in the shares available for issuance under the 2014 Plan set forth above.

 The 2014 Plan also provides that the number of shares reserved for issuance under the 2014 Plan may be increased from time to time by the number of shares of common stock subject to awards granted under our 2010 Equity Incentive Plan, as amended (the “Prior Plan”), that are repurchased, forfeited, expire or are cancelled on or after the effective date of the 2014 Plan.

If the Restated Plan is approved, an additional 7,000,000 shares will be reserved for issuance under the Restated Plan over the existing share reserve under the 2014 Plan. Additionally, the evergreen provision has been removed from the Restated Plan such that any increase in the total number of shares of common stock that may be issued under the Restated Plan must be approved by our stockholders. In addition to increases as a result of repurchases, forfeitures, expirations and cancellations of awards under the Prior Plan, shares reserved for issuance under the Restated Plan will be increased by the number of shares of common stock subject to awards granted under our 2016 Employment Commencement Incentive Plan, or the Inducement Plan, that are repurchased, forfeited, expire or are cancelled on or after the effective date of the Restated Plan. No new awards will be made under the Inducement Plan after the effective date of the Restated Plan.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Minimum Vesting Provision. Subject to limited exceptions, no awards granted under the Restated Plan may vest until the first anniversary of the grant date.

Removal of Fixed Term; Extension of Period to Grant Incentive Stock Options. The 2014 Plan will expire in November 2024. The Restated Plan will not have a fixed term and will continue until terminated by our Board of Directors or the share reserve thereunder is exhausted. However, in no event may ISOs be granted under the Restated Plan after the tenth anniversary of the date the Restated Plan was approved by our Board of Directors.

Prohibition on Repricing. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustments” and “Corporate Transactions,” under the Restated Plan, the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or stock appreciation right, or SAR, after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Other Amendments. The Restated Plan makes certain changes to the 2014 Plan intended to reflect compensation and governance best practices or to conform the plan to our current practices as follows:

●	Limitations on Dividend Payments on Unvested Awards. The Restated Plan provides that dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.
●	Removal of Section 162(m) Provisions. Section 162(m) of the Internal Revenue Code, or the Code, prior to the Tax Cuts and Jobs Act of 2017, or the TCJA, allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal, but have retained the limit on the number of shares subject to awards that may be granted to an individual in any calendar year and the limit on the amount of cash that may be paid pursuant to awards granted to an individual in any calendar year.
●	Tax Withholding. The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

We believe that the adoption of the Restated Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our Board of Directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals.

Our equity incentive program is broad-based. As of April 9, 2024, 100% of our employees had received grants of equity awards, 21 of our approximately 67 current consultants had received grants of equity awards and all nine of our non-employee directors had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

Outstanding Awards Under Existing Plans — Ability to Grant Future Equity Awards is Limited

The table below presents information about the number of shares that were subject to various outstanding equity awards under our equity plans, and the shares remaining available for issuance under each such plan, each at April 9,

2024 after adjusting for (1) an aggregate 1,216,604 fully-vested RSUs granted and released on April 12, 2024 to certain of our current and former employees and (2) performance stock options to purchase an aggregate 1,982,500 shares of common stock granted on April 11, 2024 that vest upon the achievement of Company performance milestones. The existing 2014 Plan and the Inducement Plan are the only equity incentive plans we currently have in place under which we can grant awards (other than the shares available for purchase under our 2014 Employee Stock Purchase Plan, or the 2014 ESPP). We will no longer make grants under the Inducement Plan following the effective date of the Restated Plan.

	Number of Shares and Related Information	As a % of Shares Outstanding(1)	Dollar Value (2)
Prior Plan
Options outstanding	116,537	0.1%	287,846
Weighted average exercise price of outstanding options	$ 10.20
Weighted average exercise remaining term of outstanding options (in years)	0.5

Inducement Plan
Options outstanding	4,327,073	3.8%	10,687,870
Weighted average exercise price of outstanding options	$ 13.33
Weighted average exercise remaining term of outstanding options (in years)	6.2
Restricted stock units outstanding	16,666	0.0%	41,165
Restricted stock awards outstanding	—	0.0%	—
Shares available for future issuance under the Inducement Plan	2,148,795	1.9%	5,307,524

2014 Plan
Options outstanding	23,096,931	20.1%	57,049,420
Weighted average exercise price of outstanding options	$ 12.18
Weighted average exercise remaining term of outstanding options (in years)	6.2
Restricted stock units outstanding	907,934	0.8%	2,242,597
Restricted stock awards outstanding	—	0.0%	—
Shares available for future issuance under the 2014 Plan	66,041	0.1%	163,121

Restated Plan
Proposed increase to share reserve under Restated Plan (over existing share reserve under 2014 Plan)	7,000,000	6.1%	17,290,000

(1) Based on 114,715,019 shares of our common stock outstanding as of April 9, 2024, after adjusting for an aggregate 1,216,604 fully-vested RSUs granted and released on April 12, 2024 to certain of our current and former employees.

(2) Based on the closing price of our common stock on April 9, 2024, of $2.47 per share.

Background for the Determination of the Share Reserve under the Restated Plan

In determining whether to approve the Restated Plan, our Board of Directors considered that:

●	In setting the size of the share reserve under the Restated Plan, as described above, our Board of Directors also considered the historical amounts of equity awards granted by our company in the past three years. In 2021, 2022 and 2023, equity awards representing a total of approximately 4,395,137 shares, 4,512,125 shares, and 6,522,360 shares, respectively, were granted under our 2014 Plan, for an annual equity burn rate of 5.7%, 5.7% and 5.8%, respectively. This level of equity awards represents a 3-year average burn rate attributable to our 2014 Plan of 5.7% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of common shares outstanding at the end of the fiscal year.
●	We expect the share authorization under the Restated Plan to provide us with enough shares for awards for approximately one year, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.
●	In 2021, 2022 and 2023, our end of year overhang rate (excluding shares available for issuance under our 2014 ESPP) was 30%, 33% and 25%, respectively. If the Restated Plan is approved, we expect our overhang rate attributable to the Restated Plan at the end of 2024 will be approximately 26%. Overhang for this purpose is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year (excluding shares available for issuance under our 2014 ESPP) by (2) the number of shares outstanding at the end of the fiscal year.
●	In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time.

Other Key Features of the Restated Plan

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

●	No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

●	No Repricing of Awards. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

●	Limitations on Dividend Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

●	No In-the-Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant.
●	Minimum Vesting. Subject to limited exceptions, no awards granted under the Restated Plan may vest until the first anniversary of the grant date (subject to limited exceptions).

●	Independent Administration. The Compensation Committee of our Board of Directors, which consists of two or more non-employee directors, generally will administer the Restated Plan. The full Board of Directors will administer the Restated Plan with respect to awards granted to members of the Board. The Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the company and have been delegated authority to grant or amend awards under the Restated Plan.

●	No Automatic Change in Control Vesting for Awards. The Restated Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control (other than in connection with the non-assumption of awards).
●	Limitations on Grants to Directors. The Restated Plan provides for limitations on grants to non-employee directors such that the sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the company may not exceed $2,000,000.

Stockholder Approval

In general, stockholder approval of the Restated Plan will implement the foregoing share reserve increase and extension of the term while (1) complying with the terms of the 2014 Plan regarding amendments, (2) meeting the stockholder approval requirements of Nasdaq, and (3) allowing us to grant ISOs. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the 2014 Plan will continue in full force and effect, and we may continue to grant awards under the 2014 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Summary of the Restated Plan

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.

Securities Subject to the Restated Plan

As of April 9, 2024, a total of 25,287,510 shares of our common stock are authorized for issuance under the 2014 Plan. Pursuant to the Restated Plan, the number of shares of our common stock authorized for issuance as of the effective date of the Restated Plan will be increased by 7,000,000 shares.

If any shares subject to an award under the Restated Plan, the Prior Plan or the Inducement Plan are forfeited, expire or are settled for cash, any shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be available for future grants under the Restated Plan. If any shares of restricted stock are forfeited by a participant or repurchased by us pursuant to the Restated Plan, Prior Plan or Inducement Plan, such shares shall again be available for future grant or sale under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of stock available for issuance under the Restated Plan.

To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by the company or any of its subsidiaries that was approved by shareholders and not adopted in contemplation of such acquisition will not be counted against the shares available for grant under the Restated Plan.

In no event will more than 18,846,815 shares of common stock be issuable pursuant to the exercise of ISOs following the effective date of the Restated Plan.

Administration

The Compensation Committee of our Board of Directors will generally administer the Restated Plan (except with respect to any award granted to non-employee directors, which must be administered by our full Board of Directors). Unless otherwise determined by the Board of Directors, the members of the Compensation Committee are intended to each be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any securities exchange on which the shares of our common stock are listed. The Board of Directors or the Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the company and have been delegated authority to grant or amend awards under the Restated Plan. The Compensation Committee, the Board of Directors or any such subcommittee to which authority to grant awards has been delegated are referred to herein as the “plan administrator.” Subject to the terms and conditions of the Restated Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. The plan administrator is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. Our Board of Directors may at any time revest in itself the authority to administer the Restated Plan.

Eligibility

Options, SARs, restricted stock and other awards under the Restated Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted ISOs. As of April 9, 2024, we had nine non-employee directors, 251 employees and approximately 21 consultants, each of whom would have been eligible for awards under the Restated Plan had it been in effect on such date. The closing share price per share for our common stock on the Nasdaq Stock Market on April 9, 2024 was $2.47.

Awards

The Restated Plan provides that the plan administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments, and performance awards, or any combination thereof. The plan administrator will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the plan administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by the plan administrator. NQSOs may be granted with any term of up to ten years after the date of grant.

●	ISOs are designed to comply with the provisions of the Code and are subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

●	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the plan administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse, provided that any dividends paid on unvested shares will be subject to the same vesting conditions as the underlying unvested shares.

●	Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or on performance criteria established by the plan administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	SARs granted under the Restated Plan typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. SARs granted under the Restated Plan may not have a term in excess of ten years from the date of grant. The plan administrator may elect to pay SARs in cash or in common stock or in a combination of both.

●	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

●	Stock payments may be authorized by the plan administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of our Board of Directors.

●	Performance awards, including performance stock units and other cash bonus, stock bonus or other incentive awards, may be authorized by the plan administrator. The value of performance awards may be linked to any one or more performance criteria determined by the plan administrator on a specified date or over a specified period determined by the plan administrator.

Minimum Vesting

Awards granted under the Restated Plan may vest no earlier than the first anniversary of the date of grant, provided that such minimum vesting requirement will not apply to: (i) awards delivered in lieu of fully-vested cash-based awards under the Restated Plan (or other fully-vested cash awards or payments); (ii) awards to non-employee directors for which the vesting period runs from the date of one annual meeting of stockholders to the date of the next annual meeting of stockholders that is at least 50 weeks after the preceding year’s annual meeting; or (iii) any other awards that result in an issuance of up to 5% of the shares reserved for issuance under the Restated Plan as of its effective date. In addition, the plan administrator may accelerate the vesting of an award in connection with or following a participant’s death, disability, termination of service or a change in control.

Limitations on Awards

The sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted as compensation for services as a non-employee director may not exceed $2,000,000 in any calendar year.

Tax Withholding

The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Transferability of Awards

Unless the plan administrator provides otherwise, the Restated Plan generally does not allow for the transfer of awards, and only the recipient of an option or SAR may exercise such an award during his or her lifetime.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the plan administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Restated Plan), the plan administrator may make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Restated Plan (including individual award limits, the limit on ISOs under the Restated Plan and the manner in which shares subject to full value awards are counted), (2) the number and type of shares subject to outstanding awards, (3) the number and type of shares for which any automatic grants to non-employee directors are made, (4) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (5) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Restated Plan (including individual award limits, the limit on ISOs under the Restated Plan and the manner in which shares subject to full value awards are counted). Adjustments in the event of an equity restructuring will not be discretionary. The plan administrator also has the authority under the Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions

In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change in control is generally defined as:

●	a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;
●	during any two-year period, individuals who, at the beginning of such period, constitute our Board of Directors together with any new director(s) whose election by our Board of Directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board of Directors; or
●	our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Amendment of the Restated Plan; Repricing Prohibited

Our Compensation Committee or Board of Directors may terminate, amend or modify the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Restated Plan that increases the number of shares available under the Restated Plan. No incentive stock option may be granted under the Restated Plan after the tenth anniversary of the date our Board of Directors approved the Restated Plan.

In addition, other than pursuant to the provisions of the Restated Plan described above under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Securities Laws

The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary is not intended to be complete and does not describe foreign, state and local tax laws, employment, estate or gift tax considerations. The tax information summarized is not tax advice.

Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and Restricted Stock Units. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Performance Awards. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or performance awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for covered employees, generally all named executive officers and any covered employee from a previous year, exceeds $1 million in any one year.

New Plan Benefits

Other than with respect to annual grants of options to our non-employee directors pursuant to the Restated Plan that will be made immediately following the date of the annual meeting, assuming stockholder approval of the Restated Plan, all future grants of awards under the Restated Plan are subject to the discretion of the plan administrator and it is not possible to determine the benefits that will be received in the future by participants in the Restated Plan. The equity awards to be granted to each non-employee director on the date of the annual meeting under the Restated Plan in accordance with the non-employee director compensation policy are described below under “—Director Compensation.”

Plan Benefits Under the 2014 Plan

As of April 9, 2024, after adjusting for performance stock options to purchase an aggregate 1,982,500 shares of common stock granted on April 11, 2024 that vest upon the achievement of Company performance milestones, each of our named executive officers and the other groups identified below have received the following option and RSU grants under the 2014 Plan since its inception that are outstanding:

	Stock Options Granted (#)	Restricted Stock Units/ Shares of Restricted Stock Granted (#)
Dennis M. Lanfear President, Chief Executive Officer and Chairman of the Board of Directors	5,521,389	86,250
Bryan McMichael Interim Chief Financial Officer	245,000	12,499
Paul Reider Chief Commercial Officer	587,500	39,582
All current executive officers as a group (3 persons)	6,353,889	138,331
All current directors who are not executive officers as a group (9 persons)	1,030,500	—
Lee N. Newcomer, MD, nominee for director	92,250	—
Charles W. Newton, nominee for director	92,250	—
Kimberly J. Tzoumakas, nominee for director	125,250	—
Each associate of any directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees who are not executive officers as a group (301 persons)	14,738,200	767,937

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares cast at the 2024 Annual Meeting will be required to approve the amendment and restatement of the Company’s 2014 Equity Incentive Award Plan. Abstentions and broker non-votes will not be counted as votes cast on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2014 EQUITY INCENTIVE AWARD PLAN.

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our Board of Directors currently consists of ten members. Our Board of Directors has determined that all of our directors, as well as each individual nominated by our Board of Directors for election to our Board of Directors at the 2024 Annual Meeting, other than Mr. Lanfear, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Lanfear is not considered independent because he is an employee of our company.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As described more fully below, the Board of Directors has also determined that each current member of the Compensation Committee, and each current member of the Audit Committee and the Nominating and Corporate Governance Committee, as well as each director and director nominee that we expect to serve on such committees after the 2024 Annual Meeting, meets the independence standards applicable to those committees prescribed by Nasdaq and the SEC.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer or to implement a lead director in accordance with its determination that utilizing any particular structure would be in the best interests of our company. Mr. Lanfear currently serves as the Chairman of the Board of Directors and Mr. Wahlström currently serves as the lead independent director of the Board of Directors. All of our directors are encouraged to make suggestions for Board meeting agenda items. In addition, in his role as lead independent director, Mr. Wahlström presides over the executive sessions of the Board of Directors in which Mr. Lanfear, as the Chief Executive Officer, does not participate, and serves as a liaison to management on behalf of the independent members of the Board of Directors.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of the Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and considers and approves or disapproves any related-persons transactions. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2023, the Board of Directors met five times, the Audit Committee met four times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee did not meet. In that year, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served which occurred while such director was a member of the Board of Directors and such committees. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

●	appoints our independent registered public accounting firm;
●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
●	determines the engagement of the independent registered public accounting firm;
●	reviews and approves the scope of the annual audit and the audit fee;
●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
●	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
●	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
●	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
●	reviews our critical accounting policies and estimates; and
●	reviews the Audit Committee charter and the Audit Committee’s performance.

The current members of our Audit Committee are Mark D. Stolper, Mats L. Wahlström, Ali J. Satvat and Georgia Erbez. Mr. Stolper serves as the Chair of the Audit Committee. After the 2024 Annual Meeting we expect that our Audit Committee will continue to be composed of Mr. Stolper, as Chair, Mr. Wahlström, Mr. Satvat and Ms. Erbez.

Each of the current members of our Audit Committee meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that Mr. Stolper is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. Our Board of Directors has determined that each of Messrs. Stolper, Wahlström and Satvat and Ms. Erbez is independent under the heightened independence standards under the applicable rules of Nasdaq. Our Audit Committee has been established in accordance with the rules and regulations of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

Compensation Committee

Our Compensation Committee reviews and approves or recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our President and Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves or recommends to our Board of Directors the compensation of these officers based on such evaluations. The Compensation Committee also approves or recommends to our Board of Directors the grant of stock options and other awards under our stock plans. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The current members of our Compensation Committee are Charles Newton, Michael Ryan and Lee N. Newcomer, MD. Charles Newton serves as the Chair of the Compensation Committee. Subject to the election of Charles Newton and Lee N. Newcomer, MD at the 2024 Annual Meeting, after the 2024 Annual Meeting we expect that our Compensation Committee will continue to be composed of Charles Newton, as Chair, Michael Ryan and Lee N. Newcomer, MD.

Each of the current members of our Compensation Committee is or will be “independent” under the applicable rules and regulations of Nasdaq, and is or will be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

Our Compensation Committee has retained Aon plc, or Aon, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the Compensation Committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Aon reports directly to the Compensation Committee and does not provide any non-compensation-related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Aon addressed each of the six independence factors established by the SEC and Nasdaq with our Compensation Committee. Its responses affirmed the independence of Aon on executive compensation matters. Based on this assessment, our Compensation Committee determined that the engagement of Aon does not raise any conflicts of interest or similar concerns. In addition, our Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for our Compensation Committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the

Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters. The current members of our Nominating and Corporate Governance Committee are Mats L. Wahlström, Ali J. Satvat, Kimberly J. Tzoumakas and Jill O’Donnell-Tormey, Ph.D. Ali J. Satvat serves as the Chair of the Nominating and Corporate Governance Committee. After the 2024 Annual Meeting, and subject to election by our stockholders in the case of Kimberly J. Tzoumakas, we expect that our Nominating and Corporate Governance Committee will continue to be composed of Ali J. Satvat, as chair, Mats L. Wahlström, Kimberly J. Tzoumakas and Jill O’Donnell-Tormey, Ph.D.

Each of the current members of our Nominating and Corporate Governance Committee, as well as the expected members of our Nominating and Corporate Governance Committee after the 2024 Annual Meeting, is or will be an “independent director” under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. Following the 2024 Annual Meeting, we will continue to comply with Nasdaq’s rules regarding independent director oversight of director nominations under either Nasdaq Rule 5605(e)(1)(A) or 5605(e)(1)(B). The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

The Nominating and Corporate Governance Committee will consider individuals who are properly proposed by stockholders to serve on the Board of Directors in accordance with laws and regulations established by the SEC and the Nasdaq listing requirements, our bylaws and applicable corporate law, and make recommendations to the Board of Directors regarding such individuals based on the established criteria for members of our Board of Directors. The Nominating and Corporate Governance Committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

For a stockholder to make any nomination for election to the Board of Directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public announcement of the date of such annual meeting is first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than March 30, 2025 for our annual meeting of stockholders to be held in 2025). However, if the date of our annual meeting to be held in 2025 has changed by more than 30 days from May 29, 2025, then notice must be provided by the later of 60 days before the date of our annual meeting to be held in 2025 or the tenth day after the day on which we publicly announce the date of our annual meeting to be held in 2025.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of

Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;
●	ethics and values;
●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
●	experience in the industries in which we compete;
●	experience as a board member or executive officer of another publicly held company;
●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
●	conflicts of interest; and
●	practical and mature business judgment.

Currently, our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investors.coherus.com. We will disclose any substantive amendments to the code of business conduct and ethics, or any waiver of its provisions, on our website. The references to our website in this proxy statement do not constitute incorporation by reference of the information contained at or available through our website.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy and Procedures, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as the Company’s other stockholders.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Director Attendance at Annual Meetings

Our Board of Directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board of Directors and management team encourage all of our directors to attend the 2024 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the Board of Directors, or an individual director, by sending written correspondence to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. The Corporate Secretary will review such correspondence and forward it to the Board of Directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2023, our Compensation Committee consisted of Kimberly J. Tzoumakas and Lee N. Newcomer, MD. Ms. Tzoumakas served as the Chair of the Compensation Committee. None of the members of our Compensation Committee from 2023 or the current members have at any time been one of our officers or employees. None of our executive officers currently serves, or has in the past fiscal year served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Compensation Recovery (Clawback) Policy

Our Board of Directors has adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation, or the Clawback Policy, effective as of December 1, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This Clawback Policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures, each a Financial Reporting Measure, that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The Clawback Policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the Clawback Policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).

Board Diversity and Composition

The following provides information regarding the members of our Board following the 2024 Annual Meeting, assuming Dr. Newcomer, Mr. Newton and Ms. Tzoumakas are reelected.

Coherus BioSciences, Inc. Board Diversity Matrix (As of April 15, 2024)

Board Size
Total Number of Directors:	10
Gender:	Female	Male	Non-Binary	Did not Disclose Gender
Number of Directors who Self-Identify in Any of the Categories Below:
African American or Black (not Hispanic / Latinx)	0	0	0	0
Asian	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White / Caucasian	3	7	0	0
Hispanic / Latinx	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Prefer not to disclose race or ethnicity	0	1	0	0
Totals	3	7	0	0
LGBTQ+	0	0	0	0

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2023, there were no transactions to which we have been a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our Audit Committee charter, our Audit Committee will be responsible for reviewing and approving any related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Since the adoption of this policy, we have followed all policies and procedures in reviewing, approving and ratifying related person transactions.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information for the year ended December 31, 2023 regarding the compensation awarded to, earned by or paid to our non-employee directors:

	Fees Earned or	Option Awards
Name	Paid in Cash ($)	($)(1)	Total ($)
Lee N. Newcomer, MD	57,500	128,692	186,192
Charles W. Newton	60,000	128,692	188,692
Jill O'Donnell-Tormey, Ph.D.	55,000	128,692	183,692
Michael Ryan (2)	25,000	148,613	173,613
Ali J. Satvat	65,000	—	65,000
Mark D. Stolper	70,000	128,692	198,692
Kimberly J. Tzoumakas	65,000	128,692	193,692
Mats L. Wahlström	100,000	128,692	228,692

(1)	Amount represents the grant date fair value of options granted during the year ended December 31, 2023 as calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12 to the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, our non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Shares Subject to
Name	Outstanding Options
Lee N. Newcomer, MD	92,250
Charles W. Newton	92,250
Jill O'Donnell-Tormey, Ph.D.	92,250
Michael Ryan	54,000
Ali J. Satvat	139,997
Mark D. Stolper	125,250
Kimberly J. Tzoumakas	125,250
Mats L. Wahlström	330,238

(2)	Mr. Ryan was appointed to our board of directors in July 2023.

Our director compensation policy (the “Director Compensation Policy”) as in effect for 2023 provides for both cash retainer fees and automatic, non-discretionary equity grants. Pursuant to the Director Compensation Policy as in effect for 2023, our non-employee directors receive the following cash compensation:

●	Each non-employee director receives an annual cash retainer in the amount of $50,000 per year.
●	The lead independent director receives an additional cash retainer in the amount of $30,000 per year.
●	The chairperson of the Audit Committee receives additional cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.
●	The chairperson of the Compensation Committee receives additional cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee.

●	The chairperson of the Nominating and Corporate Governance Committee receives additional cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.
●	In April 2024 the Board made changes to the Director Compensation Policy as described below:
o	The lead independent director receives an additional cash retainer in the amount of $40,000 per year.
o	The chairperson of the Compensation Committee receives additional cash compensation in the amount of $20,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional cash compensation in the amount of $10,000 per year for such member’s service on the Compensation Committee.
o	The chairperson of the Strategic Transaction Committee receives additional cash compensation in the amount of $25,000 per year for such chairperson’s service on the Strategic Transaction Committee. Each non-chairperson member of the Strategic Transaction Committee receives additional cash compensation in the amount of $12,500 per year for such member’s service on the Strategic Transaction Committee.

Under the Director Compensation Policy, we grant each non-employee director an option to purchase 54,000 shares of our common stock in connection with his or her initial appointment or election to our Board of Directors, and an option to purchase 27,000 shares of our common stock on an annual basis. The initial grant vests and becomes exercisable in substantially equal monthly installments over three years, subject to continued service on our Board of Directors. The annual grant vests and becomes exercisable in substantially equal monthly installments over one year from the date of grant, subject to continued service on the Board of Directors. Each option has an exercise price equal to the closing trading price of our common stock on the date of grant or, if the date of grant is not a trading day, the immediately preceding trading day. In April 2024 the Board made changes to the Director Compensation Policy, so that we now grant each non-employee director an option to purchase 112,000 shares of our common stock on an annual basis.

In the fiscal year ended December 31, 2023 we changed the timing of our grant of an option to purchase shares of our common stock from January to June 2023 to align with the timing of our 2023 annual meeting of stockholders. This change was consistent with other similar companies and customary practice. As a result of the timing change, for 2023 there was a prorated adjustment in the amount of 11,250 shares to the normal annual grant of options to the non-employee directors to account for the five months in which no grants of equity were made to the non-employee directors resulting in a total grant of 38,250 shares of our common stock to each non-employee director serving at that time.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 15, 2024:

Name	Age	Position(s)
Dennis M. Lanfear	68	President, Chief Executive Officer and Chairman of the Board of Directors
Bryan McMichael	45	Interim Chief Financial Officer
Paul Reider	55	Chief Commercial Officer

Mr. Lanfear’s biographical information is set forth in “Proposal No. 1 – Election of Directors” in this proxy statement.

Bryan McMichael has served as our Interim Chief Financial Officer since December 2023. This office is in addition to Mr. McMichael’s current position serving as the Company’s Executive Vice President, Accounting, Corporate Controller and Principal Accounting Officer, which he has held since September 2022. Starting March 2021, Mr. McMichael held the role of Senior Vice President, Accounting and Corporate Controller at the Company. Prior to joining the Company, Mr. McMichael worked for Gilead Sciences, Inc. from May 2016 to March 2021 and most recently held the position of Executive Director, Assistant Controller. Prior to joining Gilead Sciences, Inc., Mr. McMichael served in various roles at NetApp, Inc. and PricewaterhouseCoopers LLP in the United States and in Europe. Mr. McMichael is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from San Diego State University.

Paul Reider has served as our Chief Commercial Officer since January 2022. Previously, Mr. Reider served as our Executive Vice President of Commercial Operations and Market Access from March 2021 to January 2022. From 1996 to 2013, Mr. Reider held marketing and executive leadership roles at Amgen including Marketing lead for the U.S. launch of Neulasta®, Brand Director of the Filgrastim Franchise, Executive Director of Corporate Accounts, commercial leader for the establishment of Amgen affiliates in Mexico and Brazil and founding member of the Bone Health Business Unit overseeing the U.S. launch of Prolia®. Since 2013, Mr. Reider founded Raven Management, LLC, a consulting practice focused on commercial projects for biopharmaceutical clients in Oncology and other specialty therapeutic areas. From 2015 through 2018, he worked for Ipsen Biopharmaceuticals where he led the establishment of a new U.S.-based Oncology commercial team and subsequently served as the General Manager of Ipsen Canada. From 2019 until January 2021, he served as Vice President of Sales and Strategic Accounts for Puma Biotechnology. Mr. Reider earned a B.S. in Business Administration and an M.B.A. from Bowling Green State University.

COMPENSATION DISCUSSION AND ANALYSIS

General

The following Compensation Discussion and Analysis, or CD&A, provides information on the compensation arrangements for our named executive officers, or NEOs, and is intended to provide context for the decisions underlying the compensation paid to our NEOs in 2023. This CD&A should be read together with the compensation tables and related disclosures set forth below. Our NEOs for 2023 and their positions at the end of fiscal 2023 were as follows:

●	Dennis M. Lanfear, President and Chief Executive Officer;
●	Bryan McMichael, Interim Chief Financial Officer;
●	Paul Reider, Chief Commercial Officer;
●	McDavid Stilwell, former Chief Financial Officer; and
●	Vladimir Vexler, Ph.D., former Chief Scientific Officer.

Dr. Vexler, our former Chief Scientific Officer, resigned his employment with us effective March 31, 2023.

McDavid Stilwell, our former Chief Financial Officer, ceased serving as our Chief Financial Officer as of December 8, 2023 and resigned his employment with us effective December 31, 2023.

Bryan McMichael was appointed as Interim Chief Financial Officer by our Board of Directors effective December 8, 2023.

Executive Summary

Pay for Performance. Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that compensation of our NEOs for fiscal year 2023 was aligned with the Company’s performance during 2023, in which we executed on our strategy to build a leading immuno-oncology business funded with cash generated from our diversified portfolio of FDA-approved therapeutics by completing the acquisition of Surface Oncology, Inc., by achieving the FDA approval of UDENYCA® AI, UDENYCA ONBODY™ and LOQTORZI™, and also met many of our specific financial, legal and organizational targeted achievements.

In order to align pay with performance, a significant portion of our NEOs’ compensation is delivered in the form of equity awards and annual cash incentives, the value of each of which depends on our actual performance.

For fiscal year 2023, approximately 79% of our NEOs’ total target compensation was in the form of stock options and annual performance-based incentives, in order to focus our management team on short-term and long-term performance goals and execute on our strategy.

2023 Compensation Highlights. Consistent with our compensation philosophy, key compensation decisions for 2023 included the following:

•

Base Salaries and Target Annual Cash Incentive Opportunities. Our Compensation Committee determined that our NEOs’ base salaries would be increased an average of 3.33% for 2023 and that target bonuses would be 100% for Mr. Lanfear and 50% of base salary for our other NEOs.

•

Annual Performance-Based Incentives. For 2023, our Board of Directors selected 13 corporate performance goals for our performance-based annual bonus program that were intended to promote our business plan and short-term goals across four operational areas. In early 2024, the Board of Directors determined our overall corporate achievement percentage to be 95%. The allocation of the bonus for our NEOs other than Mr. Lanfear is based 75% on corporate goal achievement and 25% on personal goal achievement.

•

Equity-Based Long-Term Incentives. In 2023, we granted approximately 68% of our NEOs’ total target compensation as equity-based compensation in the form of stock options and restricted stock units. We believe that stock options effectively align the interests of our executives with those of our stockholders, providing significant potential upside compensation if our objectives are achieved while also placing a significant portion of compensation at risk if our objectives are not achieved. In the event that our executives fail to increase stockholder value over the term of their stock options, or if stockholder value remains stagnant, then our NEOs will realize no value from their stock options. We also grant restricted stock units because the smaller grant sizes associated with restricted stock units are less dilutive than stock options, and reward our NEOs for growth in the price of our stock while providing value in a declining market, which we believe discourages excessive risk taking.

Compensation Governance and Best Practices. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

●	Pay for performance. A significant portion of executive compensation is equity-based or otherwise “at risk” based on corporate performance in order to align the interests of our executive officers with stockholders.
●	Strong link between performance measures and strategic objectives. Performance measures for incentive compensation are linked to operating priorities designed to create long-term stockholder value.
●	Independent compensation consultant. The Compensation Committee retains Aon as its independent compensation consultant to review our executive compensation program and practices.
●	No guaranteed annual salary increases or bonuses. Our NEOs’ salary increases are discretionary and based on individual evaluations, and, other than Mr. Lanfear, their annual cash incentives are tied to individual and corporate performance.
●	Limited perquisites. We provide only limited perquisites or personal benefits to our NEOs, and do not consider these to be a significant component of our executive compensation program.
●	No excise tax gross-ups. We do not provide any gross-ups for excise taxes to our NEOs.
●	No hedging or pledging. We prohibit our employees and directors from hedging or pledging any Company securities.

Stockholder Advisory Vote on Executive Compensation

At our 2023 annual meeting of stockholders, our stockholders approved in a non-binding, advisory vote the compensation of our NEOs. Our compensation committee reviewed the result of this vote, and, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2023 proxy statement (representing over 84% of the shares cast), did not implement any significant changes to our executive compensation program as a result of the vote. At our 2022 annual meeting of stockholders, our stockholders voted in a non-binding, advisory vote in favor of having a non-binding stockholder vote on executive compensation annually. Consistent with the stated preference of a majority of our stockholders (representing approximately 74% of the votes cast), our next planned advisory vote on our NEOs’ compensation will be held at our upcoming 2024 Annual Meeting and is included as Proposal No. 3 in this proxy statement.

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, motivate and reward leaders with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

●	Attract and retain talented and experienced executives in a competitive and dynamic market;
●	Motivate our NEOs to help the Company achieve the best possible financial and operational results;
●	Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
●	Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below similarly situated executives at our peer group companies based on other factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation

Our Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, other than with respect to our CEO, whose compensation is determined by the Board of Directors.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our CEO (other than with respect to himself), current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership and internal equity pay considerations. Our CEO’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which he has direct knowledge. Our Board of Directors makes decisions regarding our CEO’s compensation, following recommendation from the Compensation Committee.

Competitive Market Data and Independent Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent, our Compensation Committee retained Aon as an independent compensation consultant to provide a competitive review of executive compensation, including developing a peer group of public companies, reviewing our executive compensation program covering cash and equity, and analyzing peer practices. In September 2022, in consultation with Aon, our Compensation Committee selected our 2022 peer group to be used as a reference in making 2023 compensation decisions as follows:

ACADIA Pharmaceuticals	Collegium Pharmaceuticals	Heron Therapeutics	Pacira BioSciences
Aerie Pharmaceuticals	Corcept Therapeutics	Intercept Pharmaceuticals	PTC Therapeutics
Agenus	Deciphera Pharmaceuticals	Ironwood Pharmaceuticals	Supemus Pharmaceuticals
Agios Pharmaceuticals	Dynavax Technologies	Karyopharm Therapeutics	Vanda Pharmaceuticals
Amicus Pharmaceuticals	Eagle Pharmaceuticals	Mirum Pharmaceuticals
	Fibrogen	Nektar Therapeutics

Our 2022 peer group was selected using the following criteria: (i) US-based bio/pharma commercial companies generating revenue; (ii) companies located in geographic biotechnology hubs; (iii) companies with market capitalizations between $300 million to $2.8 billion with a median value roughly equivalent to 0.3 to 3 times the Company’s then-current valuation; and (iv) companies with between 150 and 1,000 full-time equivalent employees.

Our Compensation Committee used our 2022 peer group as a reference to help structure a competitive executive compensation program in 2023, which it deemed necessary and appropriate to attract and retain executive talent in the market with which we compete. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Components of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

●	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income;
●	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and
●	Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and restricted stock units, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also provide for severance and change in control benefits, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2023 is described further below.

Base Salary

Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. In January 2023, our Compensation Committee (or our Board of Directors, with respect to our CEO) approved base salary increases of 4% for each of Mr. Lanfear, Mr. McMichael and Mr. Reider and 3% for each of Mr. Stilwell and Dr. Vexler. Mr. McMichael subsequently received a base salary increase of 5% in connection with his promotion to executive vice president. These increases were approved following the review of 2022 peer group salary increases, with reference to the 50th and 75th percentiles of similarly situated executives, and individual performance.

The table below shows our NEOs’ 2023 and 2022 annual base salaries following such determinations.

	Annual Base Salary
Name	2023	2022
Dennis M. Lanfear	$873,600	$840,000
Paul Reider	$508,352	$488,750
McDavid Stilwell	$491,700	$477,360
Bryan McMichael	$421,162	$390,000
Vladimir Vexler, Ph.D.	$515,721	$500,663

Annual Performance-Based Incentive Compensation

Our annual performance-based bonus program is designed to motivate our executives to meet or exceed company-wide short-term performance objectives. Our annual bonus program provides for the payment of cash bonuses based on each NEO’s target annual bonus and our overall achievement of corporate performance objectives and, for each NEO other than Mr. Lanfear an assessment of individual performance.

The Company maintains a team-based approach to target bonuses, in which employees at the same level are eligible to receive the same target bonus as a percentage of base salary. These levels remained the same as in 2022. Thus, for 2023, our CEO’s target bonus was 100% of his base salary and our other NEOs’ target bonuses were 50% of their respective base salaries.

Under our annual bonus program, corporate goals and performance targets are reviewed and approved by the Compensation Committee, which gives its recommendations to the Board of Directors. For fiscal year 2023, following recommendation from our Compensation Committee, our Board of Directors approved 13 performance goals in the four operational areas set forth below, each of which could be achieved at threshold, target and stretch goals of 75%, 100% or 150%, respectively. For each NEO, other than Mr. Lanfear, our Compensation Committee also applied an individual goal factor based on its assessment of individual performance. In addition, certain of our corporate goals are related to our business strategy or are goals shared with partners, and thus are highly confidential, and we do not publicly disclose them. We believe their disclosure would provide our competitors, customers and other third parties with significant insights regarding our confidential business strategies that could cause us substantial competitive harm. The 13 performance goals were set by our Board of Directors at a level our Board of Directors and Compensation Committee determined would require substantial effort to be achieved, such that the goals would not be expected to be achieved with average or below average performance.

In February 2024, the Compensation Committee reviewed our 2023 performance under our corporate goals and in April 2024 the Board of Directors subsequently determined, after reviewing the recommendations from the Compensation Committee, overall corporate achievement under our annual bonus program of 95.0% for our NEOs after rounding. The areas of our corporate goals, their corresponding weights, and our actual achievement for 2023 are set forth in the table below.

		Actual Weighted
	Weighting	Achievement
Corporate Goal Performance Area	(%)	(%)
UDENYCA® Revenue Goals	12	11
CIMERLI Revenue Goals	13	12
Toripalimab Revenue Goals	3	2
YUSIMRY Revenue Goals	2	1
2023 Expenses	13	13
Fundraising	10	10
End of Year Cash	7	7
Immuno-Oncology Goals	20	14
Business Development, In-Licensing and M&A Goals	20	25
Total	100	95

Our Compensation Committee assessed the individual performance of each of our NEOs other than Mr. Lanfear and assigned an individual performance factor that was combined with our corporate achievement of 95% to result in a combined bonus percentage of 95% based on a full discussion and evaluation of their performance during 2023. For Mr. Stilwell and Dr. Vexler, their individual achievement was not assessed for 2023 and they did not receive a bonus because they departed during that year.

The dollar values of the portion of our NEOs’ 2023 annual bonuses based on our corporate achievement of 95.0% and the individual factors described above are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “2023 Summary Compensation Table” below.

Equity-Based Long-Term Incentive Awards

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. In 2023, we granted equity-based compensation to our NEOs in the form of stock options and restricted stock units pursuant to our 2014 Equity Incentive Award Plan. We believe stock options effectively align the interests of our executives with those of our stockholders because our NEOs will realize no value in their stock options in the event they fail to increase stockholder value over the term of their options. We also grant restricted stock units because they are less dilutive than stock options, and reward our NEOs for growth in the price of our stock while providing value in a declining market, which we believe discourages excessive risk taking. In determining the size of the annual stock option and restricted stock unit grants made to our NEOs in January 2023, our Compensation Committee referenced equity grants to similarly situated executives in our 2022 peer group and considered the performance of our NEOs in 2022, the level of each NEO’s responsibilities, and the option awards that were granted in 2022.

During fiscal year 2023, our Board of Directors made the following equity-based grants to our NEOs:

	Number of Shares Underlying		Number of
	Stock Options (#) Granted with a Vest Term of:		Restricted
Name	4 years	2 years	Stock Units (#)
Dennis M. Lanfear	402,500	225,000	86,250
Paul Reider	80,000	70,000	40,000
Bryan McMichael	50,000	30,000	12,500
McDavid Stilwell	80,000	70,000	40,000
Vladimir Vexler, Ph.D.	80,000	—	40,000

The stock option awards vest monthly over four years from the applicable date of grant, except for the grants in June 2023, which vest annually over two years from the applicable date of grant, subject to the NEO’s continued service through each applicable vesting date. The restricted stock unit awards vest annually over three years from the date of grant, subject to the NEO’s continued service through each applicable vesting date. Equity-based grants were made in January 2023 in connection with the Board’s annual review of NEO performance. Mr. McMichael received an additional grant of stock options in March 2023 in connection with his promotion to executive vice president. The Board determined after consultation with the Compensation Committee and the independent compensation consultant Aon to grant additional equity awards in June 2023 to certain of our employees including our NEOs because, among other things, the majority of outstanding options to purchase stock were under water, voluntary employee resignations had increased, and employees were concerned about our 2023 reduction in force.

Retirement Savings, Health and Welfare Benefits

Our NEOs participate in our company-sponsored benefit programs on generally the same basis as other salaried employees, including a standard complement of health and welfare benefit plans and a 401(k) plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code. Under the 401(k) plan, each employee may elect to contribute up to a maximum of 90% of his or her salary, not to exceed the contribution amount allowed by the IRS. During 2023, we made matching contributions into our 401(k) plan of 100% of the first 4% of each participant’s eligible compensation up to a $7,500 maximum. Of our NEOs, Mr. Lanfear, Mr. Stilwell, Mr. McMichael and Mr. Reider each earned the $7,500 matching contribution in 2023.

Perquisites and Other Personal Benefits

We provide only limited perquisites and personal benefits to our NEOs, including the same reimbursement of health club membership dues offered to all of our employees, for our Chief Commercial Officer, a housing allowance, and for our CEO, concierge physician services. We provided a housing allowance of $67,411 for our Chief Commercial Officer in 2023. We require our Chief Commercial Officer, who lives in Ohio, to work on-site at our headquarters in Redwood City, California with our other senior leaders. The amount of the housing allowance was determined based on our assessment of housing benefits provided by similar companies in the San Francisco Bay Area. Such benefits are intended to attract and retain qualified talent, reward long-standing service to us and to promote the physical health of our executives. We do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective or for recruitment, motivation, recognition or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

We maintain an Executive Change in Control and Severance Plan that provides for severance benefits and payments upon certain involuntary terminations, including in connection with a change in control. Our Compensation Committee believes that severance and change in control protections are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such protections can serve to mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The severance benefits provided are designed to provide our NEOs with treatment that is competitive with market practices.

In connection with each of Dr. Vexler’s and Mr. Stilwell’s resignation of employment with us, in exchange for a general release of claims against us, we provided each of Dr. Vexler and Mr. Stilwell with 12 months continued payment of base salary, 12 months of COBRA coverage reimbursement and accelerated the vesting of each stock option and restricted stock unit award held by him such that the option and restricted stock units became vested as to that number of shares of our common stock underlying the equity awards as would have vested had the NEO’s employment with us continued for one year after his resignation of employment.

A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2023 are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Derivatives Trading, Hedging, and Pledging Policies. Our Insider Trading Policy provides that no officer, director, employee or consultant, or any immediate family member or any member of the household of any such person, shall purchase or sell any type of security while in possession of material, non-public information relating to the security, whether the issuer of such security is the Company or any other company. This prohibition includes any interest or position relating to put options, call options or short sales, or engaging in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Deductibility of Compensation. Section 162(m) of the Code disallows the deductibility of compensation expenses in excess of $1,000,000 to any current or former NEO. While our Board of Directors and Compensation Committee may take the deductibility of compensation into account when making compensation decisions, we believe that maintaining the discretion to provide compensation to our executive officers that is non-deductible allows us to provide compensation tailored to the needs of our Company, which is an important part of our responsibilities and benefits our stockholders.

Nonqualified Deferred Compensation. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999.

Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2024 Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee

Charles Newton

Michael Ryan

Lee N. Newcomer, MD

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth total compensation earned by our NEOs for the fiscal years presented.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)
Dennis M. Lanfear	2023	982,873	—	777,975	3,297,706	829,920	9,450	5,897,924
President, Chief Executive Officer and Chairman of the	2022	945,038	—	1,374,825	3,697,083	840,000	9,450	6,866,396
Board of Directors	2021	885,275	—	—	6,730,275	976,995	1,950	8,594,495

Bryan McMichael	2023	445,732	—	112,750	342,402	161,834	7,500	1,070,218
Interim Chief Financial Officer (5)

Paul Reider	2023	537,680	—	360,800	715,701	241,467	74,911	1,930,559
Chief Commercial Officer

McDavid Stilwell	2023	522,926	—	449,598	744,208	—	588,001	2,304,733
former Chief Financial Officer (6)	2022	503,294	—	637,600	734,824	208,845	7,500	2,092,063
	2021	485,481	—	295,200	431,565	256,868	13,648	1,482,762

Vladimir Vexler, Ph.D.	2023	182,829	—	360,800	767,252	—	837,769	2,148,650
former Chief Scientific Officer (7)	2022	537,575	—	637,600	734,824	234,686	7,500	2,152,185
	2021	508,877	—	844,575	1,173,834	269,407	—	2,796,693

(1)

These amounts for fiscal year 2023 represent the sum of (a) the grant date fair value of restricted stock units granted to our NEOs during 2023 and (b) the incremental fair value of restricted stock units held by our NEOs that were modified during 2023, in each case, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)

These amounts for fiscal year 2023 represent the sum of (a) the grant date fair value of options granted to our NEOs during 2023 and (b) the incremental fair value of options held by our NEOs that were modified during 2023, in each case, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)

These amounts for fiscal year 2023 represent the bonuses awarded to our NEOs based on achievement of our corporate goals at 95% under our 2023 annual bonus plan for Mr. Lanfear, Mr. Reider and Mr. McMichael. Mr. Stilwell and Dr. Vexler did not receive a bonus because they departed during 2023.

(4)

Amounts reported for fiscal year 2023 constituted: (i) severance of $491,700 and $515,721 paid to Mr. Stilwell and Dr. Vexler, respectively; (ii) equity acceleration of $88,801 and $322,048 to Mr. Stilwell and Dr. Vexler, respectively; (iii) $7,500 of matching contributions under our 401(k) plan for each NEO other than Dr. Vexler; (ii) $1,950 for Mr. Lanfear physician concierge services we paid on his behalf; and (iii) $67,411 housing allowance for Mr. Reider.

(5)	Mr. McMichael was appointed our Interim Chief Financial Officer on December 8, 2023.
(6)	Mr. Stilwell, our former Chief Financial Officer, ceased serving as our Chief Financial Officer on December 8, 2023 and resigned his employment effective December 31, 2023.
(7)	Dr. Vexler, our former Chief Scientific Officer, resigned effective March 31, 2023.

2023 Grants of Plan-Based Awards

The following table summarizes information about the incentive awards and equity-based awards granted to our NEOs in 2023:

				All Other	All Other
				Stock	Option		Grant Date
				Awards:	Awards:	Exercise	Fair Value
		Estimated Future Payouts		Number of	Number of	or Base	of Stock
		Under Non-Equity Incentive		Shares of	Securities	Price of	and
		Plan Awards(1)		Stock or	Underlying	Option	Option
		Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	(#)(2)	(#)(3)	($/Sh)	(#)(4)
Dennis Lanfear		873,600	1,310,400
	01/05/2023				402,500	10.37	2,540,379
	06/13/2023				225,000	5.44	757,328
	01/20/2023			86,250			777,975
McDavid Stilwell		245,850	368,775
	01/04/2023				80,000	9.87	480,088
	06/13/2023				70,000	5.44	235,613
	01/20/2023			40,000			360,800
	12/19/2023(5)				150,000	18.09	7,228
	12/19/2023(5)				46,875	14.76	3,329
	12/19/2023(5)				58,333	15.94	3,593
	12/19/2023(5)				38,333	9.87	5,224
	12/19/2023(5)				35,000	5.44	9,133
	12/19/2023(5)			13,333			28,266
	12/19/2023(5)			13,333			28,266
Vladimir Vexler, Ph.D.		257,861	286,791
	01/04/2023				80,000	9.87	480,088
	01/20/2023			40,000			360,800
	12/04/2023(6)				23,002	17.17	8,544
	12/04/2023(6)				35,000	12.27	23,742
	12/04/2023(6)				126,000	12.37	84,454
	12/04/2023(6)				62,500	17.73	21,685
	12/04/2023(6)				25,000	29.00	2,521
	12/04/2023(6)				49,479	17.58	17,483
	12/04/2023(6)				50,000	17.60	17,624
	12/04/2023(6)				43,333	15.94	18,720
	12/04/2023(6)				25,000	14.43	13,021
	12/04/2023(6)				23,333	9.87	20,696
	12/04/2023(6)				25,000	20.15	6,504
	12/04/2023(6)				50,000	12.70	32,207
	12/04/2023(6)				4,688	9.30	4,393
	12/04/2023(6)				17,188	10.05	14,969
	12/04/2023(6)				1,616	17.17	600
Paul Reider		254,176	381,264
	01/04/2023				80,000	9.87	480,088
	06/13/2023				70,000	5.44	235,613
	01/20/2023			40,000			360,800
Bryan McMichael		170,352	255,528
	01/04/2023				25,000	9.87	150,028
	03/27/2023				25,000	6.00	91,398
	06/13/2023				30,000	5.44	100,977
	01/20/2023			12,500			112,750

(1)

The amounts shown represent the value of bonus awards under our 2023 annual bonus program. The maximum amount specified represents 150% of the target achievement of corporate and individual performance goals. For 2023, there was no minimum under our annual bonus program and bonuses would be payable upon any level of achievement of performance goal. For additional detail on our annual bonus program, please see “Compensation Discussion and Analysis – Annual Performance-Based Incentive Compensation” above.

(2)

Restricted stock unit award vests as to 1/3rd of the total numbers of units in annual installments over three years measured from the vesting commencement date, subject to continued service through the applicable vesting date.

(3)

Options granted in January and March 2023 vest and become exercisable as to 1/48th of the total numbers of shares subject to the options in monthly installments over four years measured from the date of grant, subject to continued service through the applicable vesting date, and options granted in June 2023 vest annually over two years.

(4)

These amounts represent the grant date fair value of the options and restricted stock units granted to our NEOs during 2023 and the incremental fair value of the options and restricted stock units held by our NEOs that were modified during 2023, in each case, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(5)	Constitute stock options and restricted stock units for which vesting was accelerated and the post termination exercise period for the stock options was extended through December 31, 2024.
(6)

Constitute stock options for which vesting was accelerated and the post termination exercise period was initially extended through the first anniversary of the date of modification and subsequently extended through December 31, 2024.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023:

			Option Awards(1)				Stock Awards(2)
								Market
			Number of	Number of			Number of	Value of
			Securities	Securities			Shares or	Shares or
			Underlying	Underlying	Option		Units of	Units of
	Vesting		Unexercised	Unexercised	Exercise	Option	Stock That	Stock that
	Commencement		Options (#)	Options (#)	Price	Expiration	Have Not	Have Not
Name	Date		Exercisable	Unexercisable	($)	Date	Vested (#)	Vested ($)(3)
Dennis Lanfear	03/11/2014		899,377	—	1.67	03/10/2024
	04/01/2015		250,000	—	29.00	04/01/2025
	04/01/2015		150,000	—	29.00	04/01/2025
	04/01/2015		35,000	—	25.26	05/21/2025
	05/06/2016		323,889	—	17.17	05/11/2026
	08/01/2017		200,000	—	12.70	08/06/2027
	02/01/2018		400,000	—	10.05	02/01/2028
	01/11/2019		450,000	—	12.37	01/11/2029
	01/10/2020		489,583	10,417	17.73	01/10/2030
	01/23/2021		364,583	135,417	18.33	01/23/2031
	02/01/2021		125,000	—	17.60	02/01/2031
	01/04/2022		192,864	209,636	15.94	01/04/2032
	01/04/2022						57,500	191,475
	01/05/2023		92,239	310,261	10.37	01/05/2033
	06/13/2023	(4)	—	225,000	5.44	06/13/2033
	01/20/2023						86,250	287,213
Paul Reider	03/22/2021		85,937	39,063	14.76	04/28/2031
	12/13/2021		20,000	20,000	17.06	12/13/2031
	12/13/2021						6,666	22,198
	01/04/2022		17,968	19,532	15.94	01/04/2032
	01/04/2022						12,500	41,625
	01/04/2023		18,333	61,667	9.87	01/04/2023
	01/20/2023						40,000	133,200
	06/13/2023	(4)	—	70,000	5.44	06/13/2033
Bryan McMichael	03/29/2021		68,750	31,250	14.76	03/29/2023
	01/07/2022		11,979	13,021	14.67	01/07/2032
	01/07/2022						8,333	27,749
	09/07/2022		4,687	10,313	10.78	09/07/2032
	01/04/2023		5,729	19,271	9.87	01/04/2033
	03/27/2023		4,687	20,313	6.00	03/27/2033
	06/13/2023	(4)	—	30,000	5.44	06/13/2033
	01/20/2023						12,500	41,625
McDavid Stilwell	10/15/2020		150,000	—	18.09	12/31/2024
	03/08/2021		46,875	—	14.76	12/31/2024
	01/04/2022		58,333	—	15.94	12/31/2024
	01/04/2023		38,333	—	9.87	12/31/2024
	06/13/2023		35,000	—	5.44	12/31/2024
Vladimir Vexler, Ph.D.	04/01/2015		25,000	—	29.00	12/31/2024
	03/01/2016		25,000	—	14.43	12/31/2024
	05/06/2016		24,618	—	17.17	12/31/2024
	04/03/2017		25,000	—	20.15	12/31/2024
	08/01/2017		50,000	—	12.70	12/31/2024
	11/15/2017		4,688	—	9.30	12/31/2024
	02/01/2018		17,188	—	10.05	12/31/2024
	11/16/2018		35,000	—	12.27	12/31/2024
	01/11/2019		126,000	—	12.37	12/31/2024
	01/10/2020		62,500	—	17.73	12/31/2024
	01/11/2021		49,479	—	17.58	12/31/2024
	02/01/2021		50,000	—	17.60	12/31/2024
	01/04/2022		43,333	—	15.94	12/31/2024
	01/04/2023		23,333	—	9.87	12/31/2024

(1)

Other than as otherwise noted, the unvested portion of each option vests and becomes exercisable in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

(2)

Except as otherwise noted, each restricted stock unit award vests in substantially equal annual installments through the third anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

(3)	Amounts shown are based on the number of restricted stock units multiplied by the closing trading price of our common stock of $3.33 per share on December 29, 2023, the last trading day in 2023.
(4)	The option award vests annually over two years from the applicable vesting commencement date, subject to continued service through the applicable vesting date.

Option Exercises and Stock Vested

The following table summarizes the stock options exercised and restricted stock units that vested during the year ended December 31, 2023, and the value realized upon exercise or vesting by our NEOs.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	Upon	Acquired on Vesting	Upon
Name	(#)	Exercise ($)(1)	(#)	Vesting ($)(2)
Dennis M. Lanfear	299,940	179,978	28,750	283,763
Bryan McMichael	—	—	4,167	39,920
Paul Reider	—	—	20,417	128,788
Vladimir Vexler, Ph.D.	—	—	81,250	663,130
McDavid Stilwell	—	—	76,667	377,605

(1)	The value realized equals the excess of the closing trading price of our common stock on the date of exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)	The value realized in connection with the vesting of restricted stock units equals the closing trading price of our common stock on the date of vesting (or if such day is not a trading day, the immediately preceding trading day), multiplied by the number of shares vesting.

Potential Payments Upon Termination or Change in Control

In April 2017, our Compensation Committee adopted an Executive Change in Control and Severance Plan (the “Severance Plan”), in which all of our NEOs participate. The Severance Plan provides for the payment of severance and other benefits in the event of a termination of employment by the Company other than for “cause” or by the executive’s “constructive termination” (each as defined in the Severance Plan and each such termination, a “Covered Termination”).

In the event of a Covered Termination of an NEO other than during the 12-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits to such NEO, subject to the NEO’s delivery to the Company of a general release of all claims against the Company and its affiliates (a “Release”): (i) continued payment of the NEO’s base salary during a specified period (the “Severance Period”), which is 24 months in the case of our CEO and 12 months in the case of our other NEOs; (ii) payment or reimbursement of healthcare premiums until up to the last day of the Severance Period; and (iii) vesting of the NEO’s outstanding equity awards to the same extent such equity awards would have vested had the NEO remained employed by the Company during the Severance Period.

In the event of a Covered Termination of an NEO during the 12-month period following a change in control, the Severance Plan provides for the following payments and benefits, subject to the NEO’s delivery to the Company of a Release: (i) an amount equal to the base salary the NEO would have received during the Severance Period, payable in a cash lump sum; (ii) payment or reimbursement of healthcare premiums until up to the last day of the applicable Severance Period; and (iii) full accelerated vesting of all outstanding equity awards.

The Severance Plan also includes parachute payment “best pay” provision, under which payments and benefits will either be made to the NEO in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 280G of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

In January 2023, our Compensation Committee amended and restated the Severance Plan. The Severance Plan was amended to provide, among other things, that: employees at the Senior Vice President level continue to receive payment of base salary for three months plus one month for every year of service, not to exceed a total of six months for a qualifying termination following a change in control, but do not receive payments for any other qualifying termination; and employees at the Vice President level continue to receive payment of base salary for two months plus one month for every year of service, not to exceed a total of three months for a qualifying termination following a change in control, but do not receive payments for any other qualifying termination. The Severance Plan, as amended and restated in January 2023, was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023

The following table shows the payments and benefits that would be made to our NEOs under the Severance Plan, assuming a qualifying termination or a qualifying termination following a change in control occurred on December 31, 2023.

		COBRA	Equity
	Cash Severance	Premiums	Acceleration	Total Potential
Name	($)	($)	($)(1)	Payment ($)(2)
Dennis M. Lanfear
Qualifying Termination	1,747,200	89,195	382,950	2,219,345
Qualifying Termination in Connection with a CIC	1,747,200	89,195	478,688	2,315,082
Bryan McMichael
Qualifying Termination	425,880	44,597	27,752	498,230
Qualifying Termination in Connection with a CIC	425,880	44,597	69,374	539,851
Paul Reider
Qualifying Termination	508,352	31,429	87,413	627,193
Qualifying Termination in Connection with a CIC	508,352	31,429	197,023	736,804

(1)

Amounts shown are based on the closing trading price of our common stock of $3.33 per share on December 29, 2023 and assume that all unvested RSUs would receive accelerated vesting and that all stock options for which vesting is accelerated with exercise prices below $3.33 per share would be exercised immediately upon termination of employment.

(2)

Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2023. Amounts of any reduction pursuant to the parachute payment best pay provision, if any, would be calculated upon actual termination of employment.

On March 27, 2023 we entered into a letter agreement with Dr. Vexler that provided for a mutual release of claims and the following severance benefits: $515,721 in a single lump sum, which constituted 12 months of Dr. Vexler’s base salary; 12 months’ of Company-paid COBRA premiums having a value of $28,806; 12 months’ of accelerated vesting of stock options and restricted stock units held by Dr. Vexler, valued at $322,048, calculated by multiplying the number of shares underlying the equity award for which vesting was accelerated by the difference between the closing trading price of our common stock of $6.84 per share on March 31, 2023 and the exercise price of the equity award, if any; 12 months of extended exercisability of each vested stock option held by Dr. Vexler as of March 31, 2023 (after giving effect to the foregoing vesting acceleration), valued at $232,108 based on the difference in the black-scholes value of each option before and after the extension; and an additional 9 months’ of extended exercisability of each vested stock option held by Dr. Vexler as of December 4, 2023 (after giving effect to the foregoing vesting acceleration), valued at $55,056 based on the difference in the black-scholes value of each option before and after the extension, for an aggregate severance value of $1,153,739.

Mr. Stilwell resigned his employment with us effective December 31, 2023. On December 11, 2023 we entered into a letter agreement with Mr. Stilwell that provided for a mutual release of claims and following severance benefits: $491,700 in a single lump sum, which constituted 12 months’ of Mr. Stilwell’s base salary; 12 months of Company-paid COBRA premiums having a value of $44,597; and 12 months’ of accelerated vesting of stock options and restricted stock units held by Dr. Vexler, valued at $177,599, calculated by multiplying the number of shares underlying the equity award for which vesting was accelerated by the difference between the closing trading price of our common stock of

$3.33 per share on December 29, 2023 and the exercise price of the equity award, if any, for an aggregate severance value of $713,896.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2023, regarding existing compensation plans, under which equity securities of the Company are authorized for issuance.

Number of Securities
Remaining Available
	Number of Securities				for
	to				Future Issuance
	be Issued Upon				Under
	Exercise				Equity
	of Outstanding		Weighted-		Compensation
	Option		Average Exercise		Plans (Excluding
	Awards and		Price of		Securities Reflected
	Restricted		Outstanding		in
Plan Category	Stock Units (a)		Option Awards		Column (a))
Equity compensation plans approved by stockholders(1)(2)	20,657,147	(4)	$13.29	(5)	3,423,000	(6)
Equity compensation plans not approved by stockholders(3)	4,728,822	(4)	$13.39	(5)	1,773,921
Total	25,385,969		$15.00		5,196,921

(1)	Consists of the Coherus Biosciences, Inc. 2014 Equity Incentive Award Plan (the “2014 Plan”), 2014 Employee Stock Purchase Plan (the “ESPP”) and 2010 Equity Incentive Plan, as amended.
(2)	The 2014 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board of Directors; provided, however, that no more than 18,846,815 shares of stock may be issued under the 2014 Plan upon the exercise of incentive stock options (“ISO”). The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board of Directors; provided, however, no more than 3,520,000 shares of stock may be issued under the ESPP.
(3)	Consists of the Coherus Biosciences, Inc. 2016 Employment Commencement Incentive Plan (the “2016 Plan”). The 2016 Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, performance awards, dividend equivalents, deferred stock awards, deferred stock units, stock payment and stock appreciation rights to a person not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company. The 2016 Plan does not provide for any annual increases in the number of shares available. See also Note 12 to the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a description of the material features of the 2016 Plan.
(4)	Consists of shares of common stock underlying outstanding options and RSUs.
(5)	Represents the weighted average exercise price of outstanding options. The weighted average exercise price does not take into account outstanding RSUs.
(6)	Includes 881,231 shares under the 2014 Plan and 2,541,769 shares under the ESPP that were available for future issuance as of December 31, 2023, including for the ESPP an estimated 215,650 shares of our common stock potentially subject to purchase as of December 31, 2023, with respect to the offering period that runs from November 16, 2023 through May 15, 2024. The estimated shares of our common stock subject to purchase under the ESPP were calculated by dividing participant withholdings as of December 31, 2023 by a purchase price equal to the closing share price of our common stock on November 16, 2023 less the applicable program discount.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The percentage of shares beneficially owned is computed on the basis of 113,498,415 shares of our common stock outstanding as of April 9, 2024. Shares of our common stock that a person has the right to acquire within 60 days of April 9, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors, director nominees and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Coherus BioSciences, Inc., at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065.

		Number of
	Number of	Shares
	Outstanding	Convertible	Number of	Percentage
	Shares	/Exercisable	Shares	of
	Beneficially	Within	Beneficially	Beneficial
Name of Beneficial Owner	Owned	60 Days	Owned	Ownership
5% and Greater Stockholders
BlackRock, Inc.(1)	12,074,695		12,074,695	10.64%
The Vanguard Group, Inc.(2)	10,357,412		10,357,412	9.13%
Entities associated with Temasek Holdings (Private) Limited(3)	7,381,116		7,381,116	6.50%

Named Executive Officers and Directors
Ali J. Satvat(4)	3,036,576	139,997	3,176,573	2.80%
Dennis M. Lanfear(5)	1,228,343	3,296,179	4,524,522	3.87%
Lee N. Newcomer, MD(6)	—	80,250	80,250	0.07%
Mats L. Wahlström(7)	99,988	270,250	370,238	0.33%
Charles W. Newton(8)	—	75,750	75,750	0.07%
Vladimir Vexler, Ph.D.(9)	76,362	561,139	637,501	0.56%
Kimberly J. Tzoumakas(10)	—	125,250	125,250	0.11%
McDavid Stilwell(11)	75,305	328,541	403,846	0.35%
Jill O'Donnell-Tormey, Ph.D.(12)	—	74,250	74,250	0.07%
Mark D. Stolper(13)	8,800	125,250	134,050	0.12%
Michael Ryan(14)	—	15,000	15,000	0.01%
Georgia Erbez(15)	—	4,500	4,500	-%
Paul Reider(16)	81,277	190,779	272,056	0.24%
Bryan McMichael(17)	26,373	129,997	156,370	0.14%
All directors and executive officers as a group (12 persons)(18)	4,481,357	4,527,452	9,008,809	7.63%

(1)	Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2024, BlackRock, Inc., and its affiliates and subsidiaries have beneficial ownership of an aggregate of 12,074,695 shares of the Company’s common stock, BlackRock, Inc. has sole power to vote 11,407,343 shares of the Company’s common stock and sole power to dispose of 12,074,695 shares of the Company’s common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)	Based on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, The Vanguard Group and its affiliates and subsidiaries have beneficial ownership of an aggregate of 10,357,412 shares of the Company’s common stock. The Vanguard Group has shared power to vote 155,709 shares of the Company’s common stock and sole power to dispose of 10,125,863 shares of the Company’s common stock and shared power to dispose of 231,549 shares of the Company’s common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Based on information contained in a Schedule 13F filed by Temasek Holdings (Private) Limited and its affiliates with the SEC on February 16, 2021. Consists of 7,381,116 shares directly owned V-Sciences Investments Pte Ltd (“V-Sciences”), a wholly-owned subsidiary of Temasek Life Sciences Private Limited (“Temasek Life Sciences”) as of December 31, 2020. Temasek Life Sciences is in turn a wholly-owned subsidiary of Fullerton Management Pte Ltd (“FMPL”), which is in turn wholly-owned by Temasek Holdings (Private) Limited (“Temasek”). Accordingly, each of Temasek Life Sciences, FMPL and Temasek may be deemed to have beneficially owned the 7,381,116 shares owned directly by V-Sciences. The address for V-Sciences, Temasek Life Sciences, FMPL and Temasek is 60B Orchard Road, #06-18, Tower 2, The Atrium@Orchard, Singapore 238891.

(4)	Consists of the 3,036,576 shares held by KKR Biosimilar L.P. KKR Biosimilar GP LLC is the sole general partner of KKR Biosimilar L.P. KKR Fund Holdings L.P. is the sole member of KKR Biosimilar GP LLC. The general partners of KKR Fund Holdings L.P. are KKR Fund Holdings GP Limited and KKR Group Holdings L.P. The sole shareholder of KKR Fund Holdings GP Limited is KKR Group Holdings L.P. The sole general partner of KKR Group Holdings L.P. is KKR Group Limited. The sole shareholder of KKR Group Limited is KKR & Co. L.P. The sole general partner of KKR & Co. L.P. is KKR Management LLC. The designated members of KKR Management LLC are Messrs. Kravis and Roberts. Each of KKR Biosimilar GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts disclaim beneficial ownership over all shares held by KKR Biosimilar L.P. except to the extent of their indirect pecuniary interests therein. The address of the entities affiliated with Kohlberg Kravis Roberts & Co. L.P. and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, NY 10001. The address of Messrs. Roberts and Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat disclaims beneficial ownership of the shares held by KKR Biosimilar L.P., except to the extent of his pecuniary interest therein. Also includes 139,997 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024.

(5)	Consists of (i) 432,684 shares of common stock held by Dennis M. Lanfear, as Trustee of the Lanfear Revocable Trust, dated January 27, 2004, as restated, (ii) 86,965 shares of common stock held by offering by Lanfear Capital Advisors, LLC, (iii) 708,694 shares of common stock held by Dennis M. Lanfear and (iv) 3,296,179 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. Lanfear.

(6)	Consists of 80,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Dr. Newcomer.

(7)	Consists of (i) 99,988 shares of common stock held by Leonard Capital, LLC and (ii) 270,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. Wahlström. The members of Leonard Capital, LLC are Mr. Wahlström and his spouse.

(8)	Consists of 75,750 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. Newton.

(9)	Consists of (i) 76,362 shares of common stock and (ii) 561,139 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Dr. Vexler. Dr. Vexler, our former Chief Scientific Officer, resigned effective March 31, 2023.

(10)	Consists of 125,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Ms. Tzoumakas.

(11)	Consists of (i) 75,305 shares of common stock held by Mr. Stilwell and (ii) 328,541 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. Stilwell. Mr. Stilwell, our former Chief Financial Officer, resigned effective December 31, 2023.

(12)	Consists of 74,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Dr. O’Donnell-Tormey.

(13)	Consists of (i) 8,800 shares of common stock and (ii) 125,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. Stolper.

(14)	Consists of 15,000 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. Ryan.

(15)	Consists of 4,500 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Ms. Erbez.

(16)	Consists of (i) 81,277 shares of common stock and (ii) 190,779 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. Reider.

(17)	Consists of (i) 26,373 shares of common stock and (ii) 129,997 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024 by Mr. McMichael.

(18)	Includes (i) 3,556,225 shares held by entities affiliated with certain of our directors; (ii) 4,481,357 shares beneficially owned by our executive officers and directors, which includes the 3,556,225 shares held by such entities and 925,132 shares held by certain of our executive officers and directors; and (iii) 4,527,452 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 9, 2024.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

CEO PAY RATIO

As required by Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2023, our last completed fiscal year, the total compensation of our CEO was approximately 18.6 times the median total compensation in 2023 of all of our other employees. The median of the annual total compensation of all employees of our Company (other than our CEO) was $309,620 and the annual total compensation of our CEO was $5,897,924, as included in the “Summary Compensation Table” above.

The Company chose December 31, 2023 as the date for establishing the employee population used in identifying the median employee and used 2023 as the measurement period. We identified the median employee using a consistently applied compensation measure equal to the sum of (i) the annual base salary in effect as of December 31, 2023 for all permanent employees and all base salary earned during 2023 for all temporary employees and (ii) the target bonus as of December 31, 2023 for all employees. We captured all employees as of December 31, 2023, consisting of approximately 306 individuals. Our methodology used for 2023 was consistent with the process developed to identify the median employee for 2022.

The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see “Compensation Discussion and Analysis” above.

The use of the term compensation actually paid, or CAP, is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the following table.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Coherus Total Shareholder Return (TSR) (4)	Peer Group TSR (5)	Net Income (Loss)	Net Product Revenue (Company-Selected Measure) (6)
(a)	(b)($)	(c)($)	(d)($)	(e)($)	(f)($)	(g)($)	(h)($ in 000's)	(i)($ in 000's)
2023	5,897,924	1,734,065	1,863,540	744,699	(82)	15	(237,892)	256,580
2022	6,866,396	212,826	2,122,124	470,265	(56)	11	(291,754)	210,760
2021	8,594,495	6,461,745	2,449,597	2,031,913	(11)	25	(287,100)	326,509
2020	7,278,761	8,381,980	2,035,344	2,408,072	(3)	26	132,244	475,824

(1)	Represents total compensation paid to the principal executive officer, or PEO, Mr. Dennis Lanfear, as reflected in the Summary Compensation Table.

(2)	The following table sets forth the adjustments made during each year presented to arrive at CAP to our PEO during each year:

	2023	2022	2021	2020
	($)	($)	($)	($)
Summary Compensation Table (SCT) Total Compensation	5,897,924	6,866,396	8,594,495	7,278,761
Deduct for amounts reported under the "Stock Awards" and "Option Awards" in the SCT	(4,075,681)	(5,071,908)	(6,730,275)	(5,454,150)
Fair value as of year-end of equity awards granted during the year that remain unvested	1,161,479	1,795,132	3,351,633	3,953,739
Change in fair value of prior years' equity awards that remain unvested as of year-end	(1,100,382)	(2,186,702)	(576,558)	1,510,655
Fair value on vesting date for awards granted and vested in the same year	248,745	433,008	2,291,315	1,275,275
Change in fair value from prior year-end to vesting date of prior years' awards that vested during year	(398,020)	(1,623,100)	(468,865)	(182,300)
Compensation Actually Paid (CAP)	1,734,065	212,826	6,461,745	8,381,980

(3)	The following table sets forth the adjustments made during each year presented to arrive at CAP to our non-PEO NEOs during each year:

CAP vs Net Income (Loss)
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
CAP
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
$(100,000,000)
$(150,000,000)
$(200,000,000)
$(250,000,000)
$(300,000,000)
$(350,000,000)
Net Income (Loss)
2020
2021
2022
2023
PEO CAP
Non-PEO NEO CAP
Net income (loss)

	2023	2022	2021	2020
	($)	($)	($)	($)
Average SCT Total for Non-PEO NEOs	1,863,540	2,122,124	2,449,597	2,035,344
Deduct for amounts reported under the "Stock Awards" and "Option Awards" in the SCT	(963,378)	(1,372,424)	(1,829,098)	(1,235,831)
Fair value as of year-end of equity awards granted during the year that remain unvested	260,238	537,826	1,286,137	1,037,351
Change in fair value of prior years' equity awards that remain unvested as of year-end	(229,356)	(550,147)	(108,942)	439,657
Fair value on vesting date for awards granted and vested in the same year	121,694	86,062	294,903	159,400

Change in fair value from prior year-end to vesting date of prior years' awards that vested during year	(122,691)	(353,176)	(60,684)	(27,849)
Deduct fair value as of end of prior fiscal year of awards granted in any prior year that fail to meet vesting conditions during the fiscal year	(185,348)	—	—	—
Average CAP to Non-PEO NEOs	744,699	470,265	2,031,913	2,408,072

The non-PEO NEOs included in average compensation shown in columns (d) and (e) above are as follows:

2023	2022	2021	2020
McDavid Stilwell	McDavid Stilwell	Jean-Frederic Viret	Jean-Frederic Viret
Vladimir Vexler, Ph.D.	Vladimir Vexler, Ph.D.	McDavid Stilwell	Vincent Anicetti
Paul Reider		Vincent Anicetti	Vladimir Vexler, Ph.D.
Bryan McMichael		Vladimir Vexler, Ph.D.

(4)	Total Shareholder Return, or TSR, represents the cumulative growth of a hypothetical $100 investment in the Company made as of December 31, 2020, reflected as of the end of each respective year.

(5)	Peer group TSR represents the cumulative growth of a hypothetical $100 investment made as of December 31, 2020 in the Nasdaq Biotechnology Index, which we also use for purposes of the stock performance graph included in our Annual Report for the year ended December 31, 2023, reflected as of the end of each respective year.

(6)	SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not TSR or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected Net Product Revenue as this measure for 2023 as reflected in column (i) in the first table above because of our most important financial performance measures, described below, it had the most weight in determining the bonus paid to our NEOs for 2023. Net Product Revenue is the sum of the following items listed in our 2023 corporate goal performance table in the section above entitled “Compensation Discussion and Analysis”: UDENYCA® Revenue Goals; CIMERLI Revenue Goals; Toripalimab Revenue Goals and YUSIMRY Revenue Goals. Net Product Revenue is a Generally Accepted Accounting Principle measure reported in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. This performance measure may not have been the most important financial performance measure for years 2022, 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following financial performance measures represent the most important financial measure used to link compensation actually paid to the NEOs for 2023 to Company performance: Net Product Revenue, Combined SG&A and R&D expenses and cash as of December 31, 2023.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID (CAP) AND PERFORMANCE

The below charts show the graphical relationship between Compensation Actually Paid to our PEO and the average of the other NEOs (as shown in the above Pay versus Performance Table), and the following: Net Income (Loss), TSR, Peer Group TSR, and Net Product Revenue.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (650) 463-4693 or by mail at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Use of Trademarks

Our logo and our other tradenames, trademarks and service marks appearing in this proxy statement are our property. Other tradenames, trademarks and service marks appearing in this proxy statement are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this proxy statement may appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and tradenames.

Annual Reports

This proxy statement is accompanied by our 2023 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or the Form 10-K. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at https://investors.coherus.com. In addition, upon written request to the Company’s Corporate Secretary at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our Board of Directors knows of no other matters that will be presented for consideration at the 2024 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2024 Annual Meeting, then proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

/s/ Bryan McMichael
Bryan McMichael
Interim Chief Financial Officer

Redwood City, California

April 15, 2024

APPENDIX A

COHERUS BIOSCIENCES, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Coherus BioSciences, Inc. Amended and Restated 2014 Equity Incentive Award Plan (as it may be amended from time to time, the “Plan”) is to promote the success and enhance the value of Coherus BioSciences, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan amends and restates the 2014 Equity Incentive Award Plan (the “Original 2014 Plan”) in its entirety, subject to stockholder approval of this Plan at the annual meeting of the Company’s stockholders in 2024. In the event the Company’s stockholders fail to approve the Plan as set forth herein at the annual meeting of the Company’s stockholders in 2024, then this Plan shall be deemed void ab initio and the Original 2014 Plan shall continue in effect in accordance with its terms.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation, (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Cause” shall mean, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and the Company applicable to an Award, the occurrence of any of the following events: (i) the Holder’s repeated unexplained or unjustified absence from the Company or gross negligence, willful misconduct, or repeated, willful and flagrant insubordination in the performance of the Holder’s duties to the Company, which behavior remains uncured more than 30 days following written notice from the Company of its reasonable belief that there is Cause for the Holder’s termination under this clause (i); (ii) the Holder’s commission of any act of fraud that is related to the Holder’s personal gain with respect to the Company; (iii) the Holder’s commission of a felony or a crime causing material harm to the standing and reputation of the Company, or affects the Company in a material financial way; or (iv) the Holder’s continued failure, 60 days after the Company provides written notice to the Holder, to meet performance standards within the Holder’s control and achievable given the Company’s resources, each as reasonably determined by the Company and specifying the areas in which the Holder’s performance must improve.

2.9 “Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or 2.9(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority is in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11 “Committee” shall mean the Compensation Committee of the Board, a subcommittee of the Compensation Committee of the Board or another committee or subcommittee of the Board, appointed as provided in Section 12.1 hereof.

2.12 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.13 “Company” shall have the meaning set forth in Article 1 hereof.

2.14 “Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4 hereof.

2.16 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 9.5 hereof.

2.17 “Director” shall mean a member of the Board, as constituted from time to time.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.19 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20 “Effective Date” shall have the meaning set forth in Section 13.1.

2.21 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.22 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Affiliate.

2.23 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

2.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26 “Good Reason” shall mean, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and the Company applicable to an Award, with respect to any particular Holder, the Holder’s resignation from all positions he or she then-holds with the Company if (A) without Holder’s written consent (I) there is a material reduction of the Holder’s base salary; provided, however, that a material reduction in the Holder’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect Holder to a greater extent than other similarly situated employees shall not constitute Good Reason; or (II) the Holder is required to relocate his or her primary work location to a facility or location that would increase the Holder’s one way commute distance by more than fifty (50) miles from the Holder’s primary work location as of immediately prior to such change, (B) the Holder provides written notice outlining such conditions, acts or omissions to the Company’s General Counsel within thirty (30) days immediately following such material change or reduction, (C) such material change or reduction is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice and (D) the Holder’s resignation is effective not later than thirty (30) days after the expiration of such thirty (30) day cure period.

2.27 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.28 “Holder” shall mean a person who has been granted an Award.

2.29 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6 hereof.

2.32 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34 “Option Term” shall have the meaning set forth in Section 5.4 hereof.

2.35 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.36 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1 hereof.

2.37 “Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 hereof which is denominated in units of value including dollar value of shares of Common Stock.

2.38 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.39 “Plan” shall have the meaning set forth in Article 1 hereof.

2.40 “Prior Plan” shall mean the Coherus BioSciences, Inc. 2010 Equity Incentive Plan, as such plan may be amended from time to time.

2.41 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.42 “Restricted Stock” shall mean an award of Shares made under Article 7 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43 “Restricted Stock Unit” shall mean a contractual right awarded under Article 8 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.

2.44 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.45 “Shares” shall mean shares of Common Stock.

2.46 “Share Limit” shall have the meaning set forth in Section 3.1(a) hereof.

2.47 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.

2.48 “Stock Appreciation Right Term” shall have the meaning set forth in Section 10.4 hereof.

2.49 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3 hereof.

2.50 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.51 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.52 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 13.1, 13.2 and 3.1(b) hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 7,000,000 (the “Share Limit”). Notwithstanding anything in this Section 3.1 to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Incentive Stock Options under the Plan shall not exceed an aggregate of 18,846,815 Shares, subject to adjustment pursuant to Section 13.2. Notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) or Section 3.1(a)(iii) hereof shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit in this Section 3.1 at the time that Shares would otherwise be issued in respect of such Award.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit. In addition, the following Shares shall be available for future grants of Awards under the Plan and shall be added back to the Share Limit: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof. Notwithstanding anything to the contrary contained herein, Shares purchased on the open market with the cash proceeds from the exercise of Options shall not be added back to the Share Limit and shall not be available for future grants of Awards. Any Shares repurchased by the Company under Section 7.4 hereof at the same price paid by the Holder or a lower price so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards to Non-Employee Directors. The maximum aggregate value of Awards (with such value determined as of the date of grant under Applicable Accounting Standards) that may be granted to any Non-Employee Director during any calendar year shall be $2,000,000.

3.4 Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2 and the last sentence of this Section 3.4, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate the minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 3.4 shall not apply to: (a) any Awards delivered in lieu of fully-vested cash-based awards under the Plan (or other fully-vested cash awards or payments), (b) any Awards to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, or (c) any other Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Section 3.1(a) as of the Restatement Effective Date. Nothing in this Section 3.4 precludes the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, Termination of Service or the consummation of a Change in Control.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 hereof regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion. Notwithstanding any provision to the contrary in the Plan or in any Non-Employee Director Compensation Policy, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $2,000,000.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

GRANTING OF OPTIONS

5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

5.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

5.3 Option Exercise Price. Except as provided in Article 13 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, may extend the time period during which vested Options may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

5.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any performance criteria or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a Termination of Service; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

5.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 6.

EXERCISE OF OPTIONS

6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

6.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2 hereof.

6.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder, or (b) one (1) year after the transfer of such shares to such Holder.

ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2 Rights as Stockholders. Subject to Section 7.4 hereof, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3 hereof.

7.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program and/or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the

Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

7.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

7.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

8.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4(e) hereof, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the

Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

8.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

8.8 Dividend Equivalents. Subject to Section 9.2 hereof, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more performance criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective performance goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding anything to the contrary in the Plan, dividends or Dividend Equivalents with respect to an Award that is subject to vesting and that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(b) No Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more performance criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more performance criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

9.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more performance criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

9.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

9.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below or in Section 13.2 hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per Share of the Shares subject to such Stock Appreciation Right may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any performance criteria or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, including following a Termination of Service; provided, that in no event shall a Stock Appreciation Right become exercisable following its expiration, termination or forfeiture.

10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 hereof by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, may extend the time period during which vested Stock Appreciation Rights may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator shall determine the methods by which payments by any Holder with respect to the tax withholding obligations with respect to any Awards granted under the Plan shall be made, which methods may include any of the methods permitted under Section 11.1 above. Without limiting the foregoing, the Administrator, in its sole discretion and in satisfaction of the foregoing requirement , may withhold, or allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income or such higher rate as may be approved by the Administrator (which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, that the number of Shares withheld, delivered or returned shall be rounded up to the nearest whole share sufficient to cover the applicable tax withholding obligation to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 11.3(b) and 11.3(c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Holder) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a) hereof, a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner, as applicable. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and (b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6 Prohibition on Repricing. Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.

11.7 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Holder shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof, or (c) change in status (Employee to Director, Employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Holder’s Award.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Committee (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected materially and adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 13.2(d) hereof.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 hereof shall serve in such capacity at the pleasure of the Board and the Committee.

12.7 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock. Subject to Section 13.2, the Administrator shall not have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan.

(a) This Plan shall be effective on the date it is adopted by the Board (the “Effective Date”), provided, that the stockholders of the Company approve the Plan within twelve (12) months following the Effective Date.

(b) Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (a) increase the limits imposed in Section 3.1 hereof on the maximum number of shares which may be issued under the Plan, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 hereof on the maximum number and kind of shares which may be issued under the Plan); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6 hereof; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred

Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 hereof on the maximum number and kind of shares which may be issued under the Plan).

The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Change in Control.

(i) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation, in each case, as determined by the Administrator.

(ii) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d)(i) hereof, each such non-assumed/substituted Award, except for any Performance Awards, shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. For the avoidance of doubt, the vesting of any Performance Awards not assumed in a Change in Control will not be automatically accelerated pursuant to this Section 13.2(d)(ii) and will instead vest pursuant to the terms and conditions of the applicable Award Agreement upon a Change in Control where the successor corporation and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d)(i) hereof. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Holder of such vesting and any applicable exercise period, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(iii) Notwithstanding anything to the contrary, in the event that, within the twelve (12) month period immediately following a Change in Control, a Holder experiences a Termination of Service by the Company for other than Cause or by a Holder for Good Reason, then the vesting and, if applicable, exercisability of that number of Shares equal to one hundred percent (100%) of the then-unvested Shares subject to the outstanding Awards held by such Holder shall accelerate upon the date of such Termination of Service.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” Plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V44826-P08927 ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! COHERUS BIOSCIENCES, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. COHERUS BIOSCIENCES, INC. 333 TWIN DOLPHIN DRIVE SUITE 600 REDWOOD CITY, CA 94065 01) Lee N. Newcomer, MD 02) Charles W. Newton 03) Kimberly J. Tzoumakas Nominees: 2. To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. To vote on a non-binding, advisory basis to approve the compensation of the Company's named executive officers (a "Say-on-Pay" vote). 4. To approve the amendment and restatement of the Company's 2014 Equity Incentive Award Plan (the "2014 Plan"). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: The proxies may vote in their discretion upon such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. 1. To elect three Class I directors to hold office until the 2027 Annual Meeting of Stockholders or until their successors are elected. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CHRS2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V44827-P08927 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com COHERUS BIOSCIENCES, INC. Annual Meeting of Stockholders May 29, 2024 1:30 p.m. PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dennis M. Lanfear and Bryan McMichael, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Coherus BioSciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 p.m. PDT on May 29, 2024, via the Internet at www.virtualshareholdermeeting.com/CHRS2024, and any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side